Registration No. 33-390953

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT No. 1
                                      TO

                                    Form S-1/A

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        AIR PACKAGING TECHNOLOGIES, INC.
       (Exact  Name  of  Small  Business  Issuer  as  Specified  in its Charter)

     DELAWARE                        3089                        95-4337254
(State  of  Incorporation)     (Primary  Standard          (I.R.S.  Employer
                                  Industrial            Identification  Number)
                             Classification  Number)

                                 Donald Ochacher
                             Chief Executive Officer
               25620 Rye Canyon Road, Valencia, California  91355
                                  (661) 294-2222
         ----------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy  to:

J.  G.  McAllister,  Esq.
W.  Sterling  Mason,  Esq.
1487  E.  Thistle  Downs  Dr.
Sandy,  Utah  84092
(801) 572-6610


 Approximate  date  of  proposed  sale  to  the  public:
                        As soon as practicable after the
                    Registration Statement becomes effective.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]


                        CALCULATION  OF  REGISTRATION  FEE

Title  of  each  class
Of  securities to be       Amount to be                            Amount of
Registered                  Registered     Price  Per Share    Registration Fee
Maximum  Offering

Common  Stock,  $0.001      14,480,000            $0.10             $427.16


_______________________________________________________________________________

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the high and low price of the Registrant's Common Stock on November 10, 1999.
(2) The amount to be registered includes an indeterminate number of shares issuable as a result of stock splits, stock dividends and antidilution provisions in accordance with Rule 416.
(3) Estimated solely for the purpose of computing the amount of the registration fee. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
   Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     PURSUANT TO ITEM 501 OF REGULATION S-K
                             And Sec. Rel. No. 7497
                  Showing Location in Prospectus of Information
                      Required by Part I Items of Form S-1

Item
 No.          Form  S-1  Caption                                          Page
----          ------------------                                          ----

1.      Forepart  of  Registration
        Statement  and  Outside  Front
        Cover  Page  of  Prospectus.                                      Cover
2.      Inside  Front  Cover  and
        Outside  Back  Cover  Pages.                                      Cover
3.      Prospectus  Summary                                                 5
           Risk  Factors                                                    6
4.      Use  of  Proceeds                                                  13
5.      Dilution                                                           13
6.      Selling  Security  Holders                                         43
7.      Plan  of  Distribution                                             43
8.      Interests  of  Named  Experts  and  Counsel                       N/A
9.      Disclosure  of  Commission  Position  on
        Indemnification  for  Securities  Act  Liabilities                 46
10.     Information  with  Respect  to  the  Registrant
           Prospectus  Summary                                              5
           Risk  Factors                                                    6
           Selected  Consolidated  Financial  Data                         13
           Management's  Discussion  and  Analysis
               of  Financial  Condition  and  Results  of
               Operations                                                  14
           Liquidity  and  Capital  Resources                              19
           Year  2000                                                      22
           Business                                                        23
           Management                                                      32
           Security  Ownership  of  Certain  Beneficial
               Owners  and  Management                                     36
           Certain  Transactions                                           37
           Description  of  Securities  of  the  Company                   40
           Market  for  the  Company's  Common  Stock                      41

                 Subject to Completion, Dated November 12, 1999

                                  PROSPECTUS
                                14,480,000 Shares

                        AIR PACKAGING TECHNOLOGIES, INC.
     Common Stock, Par Value $.001 Pursuant Available Following Conversion of
                                    Debenture


     This Prospectus relates to the resale by the Selling Stockholders, identified herein, of an aggregate of up to 14,850,000 shares of Common Stock of the Air Packaging Technologies, Inc. (the "Company"), which are presently owned or which may be acquired by certain of the Selling Stockholders upon the conversion of certain Debentures held by said Selling Stockholders. See "Selling Persons and Plan of Distribution." The Company has received the proceeds from the payment for the Debentures and therefore will not receive any of the proceeds from the sale of shares which will be issueable, if and when the Debentures are converted by the Selling Shareholders.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Common Stock of the Company is traded on the OTC Bulletin Board under the symbol "AIRP" operated by NASD, Inc. On November 10, 1999 the last reported sales price for the Company's Common Stock on the OTC Bulletin Board was $0.10. See "Price Range of Common Stock."

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN A OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

Subject  to  completion,  dated  November  12,  1999

The  Date  of  this  Prospectus  is  ____________________  ,  1999.

                               PROSPECTUS SUMMARY

     This summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

     This Prospectus contains forward looking statements that involve risk and uncertainties. The Company's actual results could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

     Except as otherwise noted, all information in this Prospectus assumes the Debentures have not been converted. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Securities", and the Company's Consolidated Financial Statements and Notes thereto.

                                  The  Company

     Since 1992, Air Packaging Technologies, Inc., a Delaware corporation ("herein referred to as "APTI" or the "Issuer" as the text may dictate) has been engaged in the manufacturing, distribution, marketing, and continued development of inflatable, protective packaging for use in shipment of higher value and fragile products. It holds worldwide patents on a packaging system which utilizes chambered packing material to provide a cushion of air around products during shipment. Its Air Box system competes favorably against materials like bubble wrap, urethane foam, etc., in terms of protection, ease of use and storage, for shipment of higher value items throughout the world.

     APTI's corporate offices are located at 25620 Rye Canyon Road, Valencia, California 91355; its telephone number is (661) 294-2222; its facsimile number is (661) 294-0947; its facsimile number is (661 294-0947

     An investment in the shares of the Common Stock offered hereby involves a high degree of risk. See "Risk Factors."


The  Offering

Securities  Offered  by  the
 Company                                None

Securities  Offered  by  the
 Selling  Stockholders                  up to 14,850,000 shares of Common Stock

Common  Stock  Outstanding  prior
 to  the  Offering  (1)                 79,664,087  shares

Common  Stock  Outstanding  after
 the  Offering  (1)(2)                  89,664,087  shares

Use  of  proceeds                       The  Company  will  not  receive  any
                                        proceeds  from the conversion of the
                                        Debentures or the sale of Common Stock
                                        by the Selling Shareholders.

Risk  Factors                           The  Common  Stock  offered  by  the
                                        Selling Stockholders involves a high degree of risk. See "Risk Factors."

Market  Symbol  (3)                     AIRP


______________________________
(1) Based upon the number of shares outstanding as of October 31, 1999 and does not include options and warrants to purchase 6,464,209 shares of the Company's common stock.
(2) Assumes the conversion of $1,500,000 Debentures and the resulting issuance of the 10,000,000 Shares.
(3) The Common Stock of the Company is traded on the NASD, Inc. OTC Bulletin Board under the symbol "AIRP".
_____________________

                           FORWARD LOOKING STATEMENTS

     This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. An investment in the Common Stock offered hereby involves a high degree of risk and is not an appropriate investment for persons who cannot afford the loss of their entire investment. Prospective investors should be aware of the following risk factors and should review carefully the financial and other information provided by the Company.

                                  RISK FACTORS

Future  Capital  Requirements;  Uncertainty  of  Additional  Financing

     The Company believes that current and future available capital resources, including cash flow from operations, will be adequate to fund its working capital requirements in the ordinary course of business for the 12 month period following the date of this Prospectus. However, there can be no assurance that future events will not cause the Company to seek additional capital sooner. Historically, the Company has not been profitable nor has it been successful in funding its operations from its operational cash flow. The Company sustained net losses of approximately $1,724,000; $1,824,000; and $1,173,000 for the fiscal years ended December 31, 1998, 1997, and 1996, respectively that have caused the Company's Independent Certified Public Accountants to issue an explanatory paragraph in their opinions which expresses substantial doubt about the Company's ability to continue as a going concern. In addition, the Company intends to expand its business activities in the next 12 months, which will require additional sources of funding. To the extent capital resources are required by the Company, there can be no assurance that such funds will be available on favorable terms, or at all. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to the Company's shareholders. The unavailability of funds could have a material adverse effect on the Company's financial condition, results of operations and the ability to expand its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Management  of  Growth

     Management anticipates that the Company will be entering a period of significant growth. This growth, if effected, will expose the Company to increased competition, greater overhead, marketing, working capital, and support costs and other risks associated with entry into new markets, development of new products, and increased sales. To manage growth effectively, the Company will need to continue to improve and expand its operational, financial and management information systems and telecommunications systems and to hire and manage additional personnel. There can be no assurance that the Company's management team and other new personnel will be able to successfully manage the Company's rapidly evolving business, and the failure to do so would have a material adverse effect upon the Company's operating results.

Competition

     The business of the Company is highly competitive. All aspects of its business, including price, promptness of service, and product quality are significant competitive factors and the ability of the Company to successfully compete with respect to each factor is material to its profitability. The Company competes with a number of other businesses that may have greater market visibility and access. Such companies may develop products or services that may be more effective than the Company's products or services and may be more successful in marketing their products or services than the Company. Some of the Company's current and potential competitors have significantly greater market presence, name recognition and financial and technical resources than the Company, and many have longstanding market positions and established brand names in their respective markets. To the extent that current and potential competitors compete on the basis of price, this could result in lower margins for the Company's products. Although the Company places a high value upon its demonstrated ability to provide a very high quality product in a specialized niche, in order to be competitive in the market place, no assurance can be given that the Company will be able to compete successfully in its markets, or to compete successfully against current and new competitors as the Company's markets continue to evolve.

Rapidly  Changing  Technology

     The Company is engaged in businesses that have experienced tremendous technological change over the past few years. The Company faces all risks inherent in businesses that are subject to rapid technological advancement, such as the possibility that a technology that the Company has invested heavily in, may become obsolete. In that event, the Company may be required to invest in new technology. The inability of the Company to identify, fund the investment in, and commercially exploit such new technology could have an adverse impact on the financial condition of the Company. The Company's ability to implement its business plan and to achieve the results projected by Management will be dependent, to some extent, upon Management's ability to predict technological advances and implement strategies to take advantage of such changes. The Company's future profitability will depend upon its ability to adjust to such new developments.

Intellectual  Property  Claims  and  Litigation

     The Company relies on a combination of patent laws, copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect its proprietary products. Despite the Company's precautions, it may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, the Company's products without authorization. In addition, the Company cannot be certain that others will not develop substantially equivalent or superseding products, thereby substantially reducing the value of the Company's proprietary rights. Furthermore, there can be no assurance that any confidentiality agreements between the Company and its employees will provide meaningful protection for the Company's proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

     The Company is not aware that any of its products infringes on the proprietary rights of third parties, and is not currently engaged in any material intellectual property litigation or proceedings. In this respect, the Company holds patents on its processes and related machines that should protect it from such claims and provide some level of competitive edge. Nonetheless, there can be no assurance that the Company will not become the subject of infringement claims or legal proceedings by third parties with respect to current or future products. In addition, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause product shipment delays or lead the Company to enter into royalty or licensing agreements rather than disputing the merits of such claims. Moreover, an adverse outcome in litigation or similar adversarial proceedings could subject the Company to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others or require the Company to cease the marketing or use of certain products, any of which could have a material adverse effect on the Company's business and operating results. To the extent the Company wishes or is required to obtain licenses to patents or proprietary rights of others, there can be no assurance that any such licenses will be made available on terms acceptable to the Company, if at all.

Foreign  Markets

        The Company's growth strategy envisions supplying its product sales to foreign customers and to domestic and foreign distributors of packaging products to international markets. Accordingly, the Company may increase certain risks generally associated with marketing products or services to different countries, such as currency fluctuation, political instability and the political, legislative and regulatory environment in foreign countries. The Company does not believe any of such risks have had a material impact on its business operations or financial condition, but there can be no assurance as to whether such risks will have a material impact in the future.

Fluctuations  in  Operating  Results

     The Company's quarterly operating results may be affected by certain market cycles and conditions that impact product shipments and economic fluctuations. The Company's quarterly operating results may also fluctuate significantly depending on other factors, including the introduction of new products by the Company's competitors, market acceptance of the Company's products, adoption of new technologies, and manufacturing costs and capabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

No  Dividends  Anticipated

     Air Packaging Technologies, Inc. has never paid dividends on its Common Stock and does not anticipate payment of dividends in the foreseeable future. In this regard, the Company intends to retain earnings for the foreseeable future for use in the operation and expansion of its business. See "Dividend Policy".

Price  Volatility

     The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded development stage companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of new products or technical innovations by the Company or its competitors, developments or disputes concerning proprietary rights, publicity regarding actual or potential results relating to products under development by the Company or its competitors, and other external factors, as well as period to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock.

Potential  Adverse  Effect  of  Warrants,  Options,  and  Convertible Debentures

     As of October 31, 1999, the Company had outstanding 1,769,209 Common Stock Warrants, options to purchase 4,695,000 shares of common stock, and $1,500,000 of convertible debentures, all of which are exercisable or convertible, as the case may be, at $.15 per share. The holders thereof have, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as these securities remain unexercised or not converted, as the case may be, the Company's ability to obtain additional capital may be adversely affected. See "Description of Securities."



Issuance  of  Additional  Shares  of  Common  Stock

     The Articles of Incorporation of the Company currently authorize the Board of Directors to issue up to 100,000,000 shares of Common Stock, par value $.001. The power of the Board of Directors to issue shares of Common Stock or warrants to purchase shares of Common Stock is subject to shareholder approval in only limited instances. Accordingly, any additional issuance of the Company's Common Stock may have the effect of further diluting the equity interest of shareholders. See "Description of Securities."

Directors'  and  Officers'  Liability  Limited

     Under Delaware law, the Company is required to indemnify its officers and directors against liability to the Company or its stockholders in any proceeding in which the officer or director wholly prevails on the merits. Generally, the Company may indemnify its officers and directors against such liability if the officer or director acted in good faith believing his or her actions to be in the best interests of the Company, unless the director or officer is adjudged to have breached his duty of loyalty to the corporation, or, not to have acted in good faith or engaged in intentional misconduct or a knowing violation of the law or derived an improper personal benefit from an action. See "Management--Limitation on the Liability of Directors".

Lack  of  Liquidity  for  Stock;  Penny  Stock  Rule

     The Common Stock of the Company is currently traded on the OTC Bulletin Board, operated by the NASD, Inc. The stock is subject to the "penny stock" rules that impose additional sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. Application of this rule does, by its nature, adversely affect the ability or willingness of the purchasers of Common Stock to sell their shares in the secondary market.

     Unless and until the price of the Company's Common Stock is more than $5.00 per share, such securities will likely be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Potential  Rule  144  Sales

     Of the 79,664,087 shares of Common Stock of the Company currently outstanding 29,937,952 are "restricted securities," as that term is defined in Rule 144 as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. As restricted shares, these 29,937,952 Shares may be resold only pursuant to an effective registration or under the requirements of Rule 144 or other applicable exemption from registration under the Act as required under applicable State securities laws.

     Rule 144 provides in essence that a person not affiliated with the issuer who has held restricted securities for a period of one year, under certain conditions, may sell every three months, in brokerage transactions, a number of Shares which does not exceed the greater of one percent of a corporation's outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or any other exemptions from the Act, if available, or subsequent registrations of Common Stock of the current shareholders, may have a depressive effect upon the price of the Common Stock in any market that may develop. See "Shares Eligible for Future Sale."

Historical  Financial  History

      During the Company's operating history it has yet to show a net profit for any given fiscal year. The Company sustained net losses of approximately $1,720,000; $1,824,000; and $1,173,000 for the fiscal years ended December 31,
1998, 1997, and 1996, respectively that have caused the Company's Independent Certified Public Accountants to issue an explanatory paragraph in their opinions which expresses substantial doubt about the Company's ability to continue as a going concern. The Company has required periodic infusions of capital to survive and remain solvent. There can be no assurance that the Company will continue to be able to attract additional capital and there can be no assurance that the Company will become profitable in the foreseeable future.

Limited  Number  of  Products

     The profitability and viability of the Company may depend, in part, upon the Company's ability to expand its product line and the application of its proprietary technology. Successful expansion of the product line may be dependent on the marketing and exposure of the present product line to additional industries which have not been targeted to date. The ability of the Company to expand its marketing efforts and its product base may have a direct impact upon the profitability and overall viability of the Company. No assurance can be given that the Company will be successful in expanding its product line.

Dividend  Policy

     The Company did not pay any cash dividends during its last fiscal year and the Board of Directors does not contemplate doing so in the near future. The Company currently intends to retain all earnings, to finance the development and expansion of its operations, and does not anticipate paying cash dividends on its shares of Common Stock in the foreseeable future. The Company's future dividend policy will be determined by its Board of Directors on the basis of various factors, including results of operations, financial condition, business opportunities and capital requirements. The payment of dividends will also be subject to the requirements of Nevada Law, as well as restrictive financial covenants which may be required in future credit agreements.

Year  2000  Risk

     The Company has completed an evaluation of Year 2000 (Y2K) computer information processing problems and Year 2000 program requirements for internal operations and Company products. With proposed computer and software upgrades in place by the third quarter of 1999, the Company does not expect to experience Year 2000 problems in those areas. A survey analysis of external vendors has been initiated to evaluate their Y2K preparedness. The Company's Year 2000 compliance evaluation will then be complete. The Company does not believe it has significant exposure to Year 2000 problems with significant vendors, customers and financial institutions and does not expect that the Year 2000 issue will have a material cost or impact on Company operations. However, there can be no assurance that the systems of other companies on which the Company relies will not have an adverse effect on the Company.

                                   THE COMPANY

     Air Packaging Technologies, Inc., a Delaware corporation ("APTI") is engaged in the manufacturing, distribution, marketing, and continued development of inflatable, protective packaging for use in shipment of higher end fragile products. It holds worldwide patents on a packaging system which utilizes chambered packing material to provide a cushion of air around products during shipment. Its Air Box(R) system competes favorably against materials like bubble wrap, urethane foam, etc., in terms of protection, ease of use and storage, for shipment of higher value items throughout the world.

     APTI's predecessor was organized as a Canadian corporation under the British Columbia Company Act in 1985, under the name "MDE Exploration, Inc.". MDE Exploration made an initial public offering in 1988 in Canada under the auspices of the Vancouver Stock Exchange, and raised CDN$175,000 (net of commissions) through the issuance of 500,000 shares of Common Stock at CDN$0.40 per share. In 1989, MDE Exploration, Inc. was reincorporated in Delaware, and reorganized and combined with Puff Pac Hold Co. Inc., P&P Industries, Inc., and Puff Pac Ltd., under the name Puff Pac Industries, Inc. In September of 1992 Puff Pac Industries, Inc. changed its name to Air Packaging Technologies, Inc. I n April of 1994, APTI's common stock commenced trading on the NASD Bulletin Board.

     Puff Pac Ltd., a California Limited Partnership, remains in existence due to ownership by a small minority interest. APTI owns 99.13% of the beneficial interest in Puff Pac Ltd.

     APTI's corporate offices are located at 25620 Rye Canyon Road, Valencia, California 91355; its telephone number is (661) 294-2222; its facsimile number is (661) 294-0947.

     APTI has one wholly-owned subsidiary: Puff Pac Industries Canada Inc. ("Canco"), a British Columbia corporation.

                                 USE OF PROCEEDS

     The Company will not realize any proceeds from the conversion of the debentures to common stock to be registered hereunder. However, the Company's financial position will improve in the event of such conversion by the removal of debt and increase in equity.

                                    DILUTION

     As set-forth in Regulation S-K, no substantial disparity between the public offering price and the effective cash cost to the insiders exists in this transaction. Accordingly, no dilution will occur in this matter.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table summarizes certain selected financial data for the periods presented for the Company. The data as of and for the years ended December 31 1998, 1997 and 1996 should be read in conjunction with the more detailed audited Consolidated Financial Statements and Notes thereto for such years presented elsewhere herein. Information pertaining to September 30, 1999 and 1998 and for the periods then ended have been derived from the Company's unaudited interim Consolidated Financial Statements and should be read in conjunction with the notes thereto included elsewhere in this prospectus.


                           1998            1997              1996              1995             1994
                      ------------      ------------      ------------      ------------      ----------

Revenues                  $722,268          $340,624          $640,074          $453,107        $576,637

Loss: Continuing
         Operations     (1,723,647)       (1,824,199)       (1,172,840)       (1,774,801)     (2,785,941)


Net Loss:

Loss per Common Share:
  Loss before
  Extraordinary item         (.04)             (.06)             (.06)             (.10)          (.16)
  Extraordinary item         (.01)               --                --                --              --
  Net loss                   (.04)             (.06)             (.06)             (.10)          (.16)


Dividends Per Share           n/a               n/a               n/a               n/a            n/a
Weighted Average Shares
Outstanding             45,066,084        30,693,624        19,313,760        18,019,862      17,039,731

BALANCE SHEET DATA

Total Assets            $1,810,595        $1,137,721          $643,062          $955,722      $2,232,424

Long-term Obligations           --            39,500            39,500         1,352,000       1,289,500

Total Liabilities          275,882         1,004,900         2,211,871         2,479,374       2,514,125

                           For the Nine Months
  Ended September 30

                           1999              1998
                        -----------      ------------
Revenues              $    712,759      $    456,107

Loss: Continuing
         Operations     (1,317,009)       (  998,680)


Net Loss:

Loss per Common Share:
  Loss before
  Extraordinary item         (.02)             (.02)
  Extraordinary item           --                --
  Net loss                   (.02)             (.02)


Dividends Per Share           n/a               n/a
Weighted Average Shares
Outstanding             71,747,437        43,615,930

BALANCE SHEET DATA

Total Assets          $  2,938,296      $  1,864,079

Long-term Obligations    1,050,000            39,500

Total Liabilities        1,339,292         1,623,758

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements and related notes and "Selected Consolidated Financial Data" included above in this Prospectus.

GENERAL

     Air Packaging Technologies, Inc. (APTI) manufactures and markets a line of industrial packaging products under the name "Air Box" (R). The Air Box (R) provides reusable protective packaging during shipping and storage for a wide range of higher value items. It provides vastly superior protection from ESD (electro static discharge) damage and moisture. It also provides see-through transparency for visual inspection of the product during shipment and upon receipt.

     The Company has an aggressive on-going plan to increase its sales activity and achieve a profitable business level of sales. In past time periods, the Company's sales activities have been limited by a lack of funds, incomplete designs and poor manufacturing quality. Management believes it possesses the necessary capital to build the sales levels to a profitable level in the year 2000. All of the known design and quality problems of the Company were resolved successfully in the fourth quarter of fiscal 1998. It's only since January, 1999 that the Company has been able to concentrate on developing future sales with major customers.

MARKET  RISK  -  INTEREST  RATE  RISK

     The Company's exposure to market risks for changes in interest rates relates primarily to the Company's long term debt obligations. The Company has no cash flow exposure on its long term obligations related to changes in market interest rates. The Company primarily enters into long term debt obligations for general corporate purposes, including the funding of capital expenditures and larger acquisitions. The Company has not entered into any material derivative financial instruments to hedge interest rate risk on these general corporate borrowings.

RESULTS  OF  OPERATIONS

     Nine Months Ended September 30, 1999 Compared to Nine Months Ended September 30, 1998.

     Net sales for the nine months ended September 30, 1999, increased by $256,652 or 56% to $712,759 from $456,107 for the comparable period of the preceding year. The increase in sales is due to an increase in sales of custom orders, an increase in sales of the dental air box and an overall increase in sales of the SDS Air Box , as a result of repeat orders and further expansion of the customer base.

     Cost of sales for nine months ended September 30, 1999, was $650,406 compared to $260,048 for the nine months ended September 30, 1998. The increase is $390,358 for this period. The increase is primarily due to the increase in sales of the SDS Air Box product line during the nine month period, which is sold with a higher standard cost of sales and thus a lower gross margin than the Company's Air Box product line. The net sales of the SDS Air Box product line during the nine months ended September 30, 1999, were approximately $504,000, compared with approximately $341,000 for the nine months ended September 30, 1998. However, the Company has not yet achieved sufficient sales to cover all of its fixed operating costs, with the result that until sales increase substantially, the Company will continue to operate at a deficit. In addition, as sales increase, additional working capital is required to fund inventory and work in process. At present, Management believes that current sales and revenues coupled with recent added capital from the Debentures will be sufficient to cover these projected costs.

General, administrative and selling expenses were $1,376,747 for the nine months ended September 30, 1999, as compared to $1,172,684 for the comparable period of the preceding year. The net increase during the nine month period was $224,063 which is due primarily to an increase in consulting fees (approximately $62,000), an increase in accounting professional fees (approximately $30,000), an annual increase in building rent (approximately $4,000), an increase in the provision for doubtful accounts (approximately $18,000), an increase in stock-based consulting expense (approximately $39,000), and a net increase in sales and marketing expense (approximately $40,000).

Research and development expenses during the nine months ended September 30, 1999, were $1,177 compared with $6,676 for the comparable period of the preceding year.

     Interest expense (income) for the nine month period ended September 30, 1999, was $(5,409) compared to $15,379 during the comparable period of the prior year. The decrease in interest expense during the nine months periods ended September 30, 1999, is a result of the decrease in interest bearing debt of the Company. The Company recorded interest expense during the nine months ended September 30, 1998, on its interest bearing debt. The Company incurred debt during the third quarter of fiscal 1999 and recorded the related interest expense during the nine months ended September 30, 1999. Interest income increased during fiscal 1999 as the Company had an increase in cash placed in an interest earning account.

As a result of the above, the net loss for the three and nine month periods ended September 30, 1999 increased by $271,461 and $331,482, respectively, to $456,621 and $1,330,162 from $185,160 and $998,680, respectively, for the comparable  prior  period.

     The Company is currently in a loss carry-forward position. The net operating loss carry-forwards balance as of September 30, 1999, was approximately $17,700,000 compared to $16,400,000 as of December 31, 1998. The net operating loss carry-forward is available to offset future taxable income through 2019. The Company's net operating loss carry-forwards may be limited due to ownership changes as defined under Section 382 of the Internal Revenue Code of 1986.

     At September 30, 1999, the Company had a deferred tax asset, which primarily relates to the net operating losses. A 100% valuation allowance has been established as management cannot determine whether it is more likely than not that the deferred tax assets will be realized.


Year  Ended  December  31,  1998  Compared  to  Year  Ended  December  31,  1997

     Sales for the year ended December 31, 1998, were $722,268 as compared to $340,624 for the fiscal year ended December 31, 1997. This represents an increase of $381,644 or 112% during fiscal 1998. The Company began pilot programs with prospective customers of the SDS Air Box(R) late in the fourth quarter of 1996. The positive results of these pilot programs resulted in the increase in sales that occurred during 1998.

     The inventory reserve at December 31, 1998, was approximately $63,000, or 13% of total inventory, compared to a reserve of approximately $154,000 or 50% at December 31, 1997. The net decrease in the reserve from December 31, 1997, to December 31, 1998 of $91,000 is due to the write-off of specific inventory items reserved in prior years. The Company evaluated all inventory items for slow movement and repair, and fully reserved for all items that did not move for at least three months or that had been discontinued.

     Cost of sales for the year ended December 31, 1998, was $566,837, or 78% of sales, compared to $592,544 for the year ended December 31, 1997, or 174% of sales. The decrease in cost of sales as a percentage of sales is partly due to an additional inventory reserve of approximately $97,000 that was recorded during 1997. A similar provision was not recorded in 1998, as by the end of 1998, the Company had written off those inventory items that had been fully reserved in prior years.

     Selling, general and administrative expenses increased by $395,313 or 25% during fiscal 1998 as compared to fiscal 1997. The increase in selling, general and administrative expenses is attributable primarily to increases in professional fees, consulting fees, travel expenses, public company costs and a reserve for a claim by a former employee.

     The increase in professional fees is primarily due to an increase in legal expenses of $69,228 during fiscal 1998. The Company de-listed from the Vancouver Stock Exchange during mid-1998. As a result, the Company had several discussions with both Canadian and U.S. attorneys to verify that the related issues were properly handled. The Company also retained an additional attorney during fiscal 1998 specializing in compliance with labor laws. The increase in consulting fees during fiscal 1998 of $48,811 is primarily due to consulting work performed to assist the Company in the restructuring of the Company's debt through the issuance of common shares of stock in settlement of debt. Travel expenses increased during fiscal 1998 by $29,613 as a result of increased travel by an officer of the Company who had previously resided in Canada. Public company costs increased during fiscal 1998 by $68,635 as the Company expensed fees associated with raising capital through the exercise of warrants and fees associated with debt for equity transactions. The increase in selling, general and administrative expense includes a reserve recorded during fiscal 1998 for a claim by a former employee of $101,500 for alleged breach of an employment contract. Based on the current status of this claim, the Company believes that it has fully reserved for the highest potential liability related to this claim.(See discussion under "Litigation").

     Research and development expenses increased by $4,049 or 122% during fiscal 1998.

     Interest and other income were $5,676 for fiscal 1998 as compared to $21,596 for fiscal 1997. The decrease of 74% in fiscal 1998 is due to the gain on the disposition of an asset recorded during fiscal 1997.

     Interest expense increased by $135,536 for fiscal 1998 as compared to fiscal 1997 as the Company recorded interest expense of $126,073 due to the revaluation of its warrants in November 1998.

     The Company recorded an Extraordinary Item during fiscal 1998 that was due to the restructuring of certain outstanding payables and accrued expenses.
     The Company paid approximately $190,000 in full settlement of accounts payable and other accrued expenses during the fourth quarter of 1998. This resulted in an extraordinary gain of approximately $244,000.

     Depreciation and amortization expense increased by $68,664 or 46% during fiscal 1998 as compared to fiscal 1997. The increase in depreciation expense of $63,807 is attributable to the net increase in property and equipment during fiscal 1998 of $818,416 compared to the net increase in property and equipment during fiscal 1997 of $108,224. The increase in additional property and equipment during 1998 is primarily due to the cost of the retrofit of one of the manufacturing machines that approximated $726,500. Depreciation was calculated beginning in June 1998 for approximately 91% of the additions; the balance which was added during the last six months of fiscal 1998. The increase in amortization of $4,857 is due to the increase in additional patent costs from fiscal 1997 to fiscal 1998.

     The Company is currently in a loss carry-forward position. The net operating loss carry-forwards balance as of December 31, 1998, was approximately $16,400,000 compared to $15,000,000 as of December 31, 1997. The net operating loss carry-forward is available to offset future taxable income through 2018. The Company's net operating loss carry-forwards may be limited due to ownership changes as defined under Section 382 of the Internal Revenue Code of 1986.

     At December 31, 1998, the Company had a deferred tax asset of approximately $6,800,000, which primarily relates to the net operating losses. A 100% valuation allowance has been established as management cannot determine whether it is more likely than not that the deferred tax assets will be realized.

Year  End  December  31,  1997  Compared  to  Year  End  December  31,  1996

     Sales for the year ended December 31, 1997, were $340,624 compared to $640,074 for the fiscal year ended December 31, 1996. Net sales for fiscal 1996 are divided into sales and sales of discontinued products of $431,655 and $208,419, respectively. The Company decided to focus on its commercial packaging product line of Air Box(R). The gift wrap product line, known as Puff Pac, was liquidated and the related inventory sold. The gift wrap sales related to the liquidation during 1996 totaled $208,419, for which gross profit was 43%.

     The inventory reserve at December 31, 1997, was approximately $154,000, or 50% of total inventory, compared to a reserve of approximately $361,000 or 73% at December 31, 1996. The net decrease in the reserve is due to write-offs during 1997 totaling approximately $305,000 for inventory provisions recorded in prior years, partially offset by an additional provision for inventory of $97,000 recorded in 1997.

     Cost of sales for the year ended December 31, 1997, was $592,544, or 174% of sales, compared to $705,707, or 110% of sales, for the year ended December 31, 1996. The increase in cost of sales as a percentage of sales is partly due to an additional inventory reserve of approximately $97,000 that was recorded during 1997, compared to a provision of approximately $73,000 that was recorded during 1996.

     During 1996 and 1997, the Company was operating at negative gross profit margins, as the Company's sales volume was not sufficient to cover minimum fixed costs. In 1998, however, margins turned positive as fixed costs remained relatively the same while sales level increased.

     Selling, general and administrative expenses increased by $570,469 or 57% during fiscal 1997 as compared to fiscal 1996. The increases in selling, general and administrative expenses were attributable to planned increased expenditures for salaries, travel and related benefits of new salespeople and salaries for an engineer, as well as increases in travel, printing and personnel recruitment fees.

     Research and development expenses decreased by $43,688 or 93% during fiscal 1997. There was consulting work performed during fiscal 1996 consisting of designing new products, researching new materials and redesigning the Air Box valve, which was not repeated during 1997.

     Interest and other income was $21,596 for fiscal 1997 compared to $13,880 for fiscal 1996.

     Interest expense decreased by $53,993 for fiscal 1997 as compared to fiscal 1996 as the Company had a decrease in related interest bearing debt during 1997.

     Depreciation and amortization expense decreased by $58,724 or 28% during fiscal 1997 as compared to fiscal 1996. The decrease in depreciation of $41,694 is attributable primarily to one asset that became fully depreciated in June 1997. The Company expensed the full annual amount during fiscal 1996 of $53,635 as compared to $22,348 that was expensed during fiscal 1997.

LIQUIDITY  AND  CAPITAL  RESOURCES

     During the Company's operating history it has yet to show a net profit for any given fiscal year. The Company sustained net losses of approximately $1,724,000; $1,824,000; and $1,173,000 for the fiscal years ended December 31,
1998, 1997, and 1996, respectively that have caused the Company's Independent Certified Public Accountants to issue an explanatory paragraph in their opinions which expresses substantial doubt about the Company's ability to continue as a going concern. The Company has required periodic infusions of capital to survive and remain solvent. There can be no assurance that the Company will continue to be able to attract additional capital and there can be no assurance that the Company will become profitable in the foreseeable future.

     The Company's primary need for capital has been to purchase raw materials, increase sales activities, upgrade machinery, fund operating losses, and continue to develop and enhance patents and trademarks as well as to achieve computer Y2K compliance.

     At September 30, 1999, the Company's working capital was $1,544,202, compared to working capital of $ 430,546 at December 31, 1998. The increase is primarily due to the cash infusion of $1,342,500 which resulted from the exercise of 8,950,000 warrants during the first nine months of fiscal 1999 and the cash infusion of $1,050,000 from the convertible debentures placed during the three months ended September 30, 1999.

     The net receivables were $129,508 at September 30, 1999, compared to $96,852 at December 31, 1998. The Company had four customers that accounted for 71% of accounts receivable as of September 30, 1999. The net increase of $32,656 is due to additional receivables recorded for sales during the third quarter of 1999 partially offset by payments on receivables at December 31, 1998. At December 31, 1998 the Company had three customers that accounted for 72% of accounts receivables.

     Net inventory at September 30, 1999 was $607,519 compared to $408,643 at December 31, 1998. The net increase of $198,876 is due to the increase in raw materials purchased and finished goods manufactured for upcoming orders.

     Inventories at December 31, 1998, were $408,643 compared to $156,455 at December 31, 1997. The Company began a retrofit of one of its manufacturing machines in October 1997 and it was completed in June 1998. The increase during fiscal 1998 of $252,188 is due to the timing of the retrofit. Also, the Company was preparing for first quarter sales in fiscal 1999 by purchasing additional raw materials in December 1998 while in December 1997, the Company was in the midst of a retrofit of the machine.

     Advances and prepaids at September 30, 1999, and December 31, 1998, were $32,289 and $75,134, respectively. The decrease is due to a prepayment made in 1998 for materials of $57,892. The prepayment is partially offset by normal recurring advance and prepaid transactions, for a net decrease of $42,845.

     Advances and prepaids were $75,134 at December 31, 1998, compared to $4,662 at December 31, 1997. The increase is due primarily to a prepayment made in 1998 for materials of $57,892. The balance of the increase is due to an increase in insurance premium deposits and other advance and prepaid transactions.

     Inventory is evaluated by reviewing on hand materials and related quantities and confirming that the market for the respective materials is continually present. The Company analyzes all inventory items for slow movement and repair and fully reserves items that do not move for at least three months.

     The days in inventory ratio increased by 18% from 182 at December 31, 1998, to 214 at September 30, 1999. This is due to the increase in raw materials inventory that was purchased for production orders for fourth quarter shipments. The inventory turnover at December 31, 1998, was 2.01 compared with 1.71 at September 30, 1999.

     The Company recognized a 9% gross profit during the nine months ended September 30, 1999, compared to 43% gross profit for the nine months ended
September 30, 1998. The decrease is primarily attributable to the increase in sales of the SDS Air Box product line during the nine months ended September 30, 1999, which is sold with a lower gross margin than the Company's Air Box product line. The Company has estimated that sales of $3,500,000 would be required to cover operating costs and to achieve an overall gross margin of 40%. The Company will continue to operate at low margins until sales increase substantially. In addition, as sales increase, additional working capital is required to fund inventory and work in process. As a result of these factors, the Company has an ongoing need for infusion of additional working capital. This need was met in fiscal 1998 by selling additional shares of the Company's Common Stock, primarily offshore to overseas investors and has been met in fiscal 1999 by the exercise of warrants to purchase additional shares of the Company's common stock and the placement in the third quarter of $1,050,000 in convertible debentures.

     The Company may continue to require an infusion of additional working capital in order to develop its business. The source, timing and costs of such infusion is uncertain, and there is no certainty that the Company will be successful in raising additional working capital, either through the sale of debt or equity securities, or through commercial banking lines of credit. The Company currently has no banking lines of credit.

     The Company had cash outflows of $1,346,314 from operating activities for the nine months ended September 30, 1999, compared to cash outflows of $1,018,291 for the nine months ended September 30, 1998. The net cash outflow in both periods was primarily due to the Company's net loss. The change in net outflows of $359,523 from operating activities between the two comparable periods primarily resulted from the decrease in trade receivables of $32,291, the decrease in deposits and other assets of $109,691, the decrease in accounts payable and accrued liabilities of $84,617, the decrease in accrued officers' salary of $79,768, the decrease in due to related party of $31,500 and the decrease in net loss, after adjustments for non-cash items of $214,086 which was partially offset by the increase in inventories of $91,507, the increase in advances and prepaids of $92,833 and the increase in deferred revenue of $8,090.

     Net cash used in investing activities was $107,807 for the nine months ended September 30, 1999, compared to $405,712 for the nine months ended September 30, 1998. Net property, plant and equipment was $706,214 at September 30, 1999 as compared to $822,787 at September 30, 1998. The net decrease is due to the reduction in property and equipment expenditures partially offset by the increase in patent expenditures during the first nine months of fiscal 1999.

     Cash flows from financing activities were $2,392,500 during the nine months ended September 30, 1999, compared to $1,510,680 during the comparable period for the preceding year. The net increase is due to the proceeds from the exercise of warrants of $1,217,025, the increase in proceeds from the placement of convertible debentures of $1,050,000 and the decrease in payments of notes payable of $31,500 that are partially offset by a decrease in proceeds from private placements of $955,705 and by a decrease in proceeds from notes payable of $461,000.

     The Company has suffered recurring losses from operations and has an accumulated deficit of ($19,287,142) at September 30, 1999. The Company sustained net losses of approximately $1,330,000 for the nine months ended
September  30,  1999  and  $1,724,000; $1,824,000; and $1,173,000 for the fiscal years ended December 31, 1998, 1997, and 1996, respectively. The net losses incurred for fiscal years ended December 31, 1998, 1997 and 1996 caused the Company's Independent Certified Public Accountants to issue an explanatory paragraph in their opinions which expresses substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon its ability to raise substantial capital, to increase sales, to significantly improve operations, and ultimately become profitable. The Company believes that future investments and certain sales-related efforts will provide sufficient cash flow for it to continue as a going concern in its present form. However, there can be no assurance that the Company will achieve such results.

SEASONALITY  AND  INFLATION

     The Company's sales do not appear to be subject to any seasonal fluctuations. The Company does not believe that inflation has had a material impact on its operations.

YEAR  2000

     The Company has completed an evaluation of the Year 2000 (Y2K) computer information processing problems and Year 2000 program requirements for internal operations and Company products. With proposed computer software upgrades in place by the third quarter of 1999, the Company does not believe it will experience Year 2000 problems in those areas. A survey analysis of external vendors has been initiated to evaluate their Y2K preparedness. The Company's Year 2000 compliance evaluation will then be complete. The Company does not believe it has significant exposure to Year 2000 problems with significant vendors, customers and financial institutions and does not expect that the Year 2000 issue will have a material cost or impact on Company operations. However, there can be no assurance that the systems of other companies on which the Company relies will not have an adverse effect on the Company.

     The Company has spent considerable time and resources on Year 2000 compliant issues. The Company has reviewed all of its products and none of its products utilize computer technology in the product itself. The Company's products are Air Box (R) technology made from plastics that are formed together into a self enclosing packaging system which is neither computer controlled nor is it a computer chip carrying product.

     In the second phase of its investigation, the Company reviewed all manufacturing equipment within its facility, including inventory management systems, accounting systems, sales order systems; in other words, all computer or micro-controlled devices, and all manufacturing , accounting , sales and inventory systems are currently believed to be Y2K compliant. Additionally, the Company has sent specific questionnaires to all vendors who supply the Company with components and these vendors have responded indicating that they believe that they are Y2K compliant.

     The Company has already spent in excess of $25,000 to become Y2K compliant. The project is finished and the Company believes it is currently Y2K compliant. Management does not believe that there are any future costs related to fixing Y2K issues beyond the $25,000 that has already been expended. The Company's product is a disposable item, which possibly can be used twice, or three times, and does not utilize computer technology of any shape or form. The Company's vendors are multi-national companies who have completed Y2K compliant questionnaires for the Company. The Company believes that all existing Y2K problems have been addressed.

     As of December 31, 1998, $15,000 of the cost of Y2K compliance had been expended. As of September 30, 1999, $10,000 had been expended.


A  breakdown  of  Y2K  compliant  costs  is  as  follows:

A.      Manufacturing  machine  microprocessor  changes             $7,500
B.      Manufacturing  machinery  software  changes                 $7,500
C.      Accounting  inventory  management  systems-software         $5,000
D.      Accounting  inventory  management  systems-hardware         $5,000


     The source of funds of Y2K cost of compliance came from general working capital of the Company. The Company does not have a specific information technology budget due to its small size. The Y2K compliance program was specifically instituted in 1998 to assure that the Company would be compliant in the year 1999 by no later that September 30, 1999. The Company has deducted these expenditures along with other operating expenses from its income.

     A worst case scenario for the Company would be the inability of its vendors to provide raw materials to the Company so that the Company could not manufacture its products. The Company believes that its internal operations are unlikely to be negatively impacted by a problem with Y2K or an uncertainty in relation to Y2K compliance. In dealing with outside vendors, the Company has established a contingency plan that has identified at least two alternative suppliers for all critical items supplied to the Company. Additionally, the Company is currently building inventory of any specialized raw materials to offset problems, if any, to assure that the Company can continue to manufacture on an uninterrupted basis during the first quarter of the year 2000. This contingency plan will increase the corporate raw materials inventory by approximately $250,000 prior to December 31, 1999, to reduce the likelihood of vendors interrupting the manufacturing flow.

     Additionally, the Company has qualified alternative vendors and is prepared to switch to these vendors if problems develop with existing primary vendors. As the lead time from these vendors is approximately six weeks, the Company feels assured that it has addressed all possible worst case scenarios in relation to supply and materials for continued manufacturing.

     The Company has extensively analyzed and checked all of its internal manufacturing systems, accounting, sales, inventory, etc. and believes it has adequately addressed the Y2K compliance issues.

     The Company's contingency plan is detailed above and is fully operational at this time.

                                    BUSINESS

     APTI manufactures and markets a line of industrial packaging products under the name "Air Box"(R).

     The Air Box(R) provides reusable protective packaging during shipping and storage for a wide range of higher value items. It provides vastly superior protection from ESD (electrostatic discharge) damage, and moisture. It also provides see-through transparency for visual inspection of the product during shipment and upon receipt.

     The patented design suspends an item within a double-chambered envelope, which when inflated, surrounds the item with a protective cushion of air, protected by a double wall of transparent material, made out of a combination of polyethylene and nylon.

     Although not an inexpensive form of packaging, the Air Box provides a cost-effective packaging solution for higher value items and is environmentally superior to conventional packaging. When deflated and disposed of, use of the Air Box reduces the amount of waste by up to 90%, compared with traditional packaging. The packaging is also easily storable in deflated form, greatly reducing warehouse space required to be devoted to package material storage.

     Air Box(R) can be reusable, allowing the package to be deflated and reused.
In  this  manner,  the  Air  Box   can  be  designed  for  companies  that  have
substantial  round-trip  packaging  and  shipping  requirements.

     APTI has also developed and markets a Static Discharge Shielding (SDS) Air Box(R). This product is designed for electronic products requiring static-discharge protection (i.e., Wafers and Integrated Circuits). The SDS Air Box(R) has two layers of anti-static coated film (inner and outer bags) that dissipate static electricity while the package's air chamber provides full static shielding. This provides one hundred times the protection of traditional static shielding bags, and still provides cushion protection, all in one package.

     The SDS Air Box(R) also meets MIL B81705C Type II and Type III and EIA 541 specifications. The Electronics Industry Association (EIN) puts out the standard which is titled packaging materials standard for Electro-state discharge sensitive items. Motorola and other electronic semiconductor manufacturers are presently using the SDS Air Box(R) for shipment of their wafer and integrated circuits.

     Air Box(R) products are made in five standard sizes, and are also available in custom sizes as required by customers.

     Air Box(R) quilting is an additional process developed by the Company which allows the Air Box(R) to take up less space when inflated and to support heavier items for shipping. Air Boxes can accommodate products up to 15 pounds in weight.

     APTI has created the Air Box(R) Shipping Center as a marketing tool. The Center is designed for the miscellaneous shipping needs of small businesses. It is portable, measuring 17"x22"x4", made of corrugated cardboard, and comes with an assortment of one hundred and twenty (120) Air Boxes in eight different sizes and a portable air pump. It offers packaging protection equivalent to a closet full of Styrofoam. Note that conventional packaging requires as much as nine times more material volume than the Air Box, which consists of 90 percent air when inflated. Since the Air Boxes are stored flat, storage space requirements are greatly reduced. Designed to be reused as often as five times per Air Box, deflatable Air Box materials going into a landfill after use represent 45 times less waste material compared with existing materials.

     The see-through film of the Air Box permits instant verification of contents and allows a humidity indicator card to be read without opening the package. In some styles bar codes can also be scanned directly through the Air Box without opening it. In addition, the absence of corrugated dust permits the product to remain sealed in the package in customer plants right up to point of use; with other packing materials corrugated dust must be removed upon arrival so as not to travel into clean rooms, eliminating a considerable degree of protection during in-plant handling.

     In a typical application, the two chambers contain air and are sealed together at the edges, with the exception of an open end in which the product is inserted along with a humidity indicator card. An operator applies pressurized air from an inexpensive regulator, supplied by APTI to the bag's nozzle, inflating the bag. During inflation, the two chambers, sealed together at the edges, swell against one another, immobilizing the product trapped between.

     The open end may then be vacuum-sealed using existing equipment. The resulting product/package construction, consisting of film/air gap/film/product/film/air gap/film, is what gives the package its strong static shielding protection. The air gaps can range anywhere from 1/2 to 1 inch thick, depending on the contents. The film is coated to provide the required static dissapative properties, the polyethylene and nylon both provide enhancing properties to resist puncture and a long shelf life.

     After a variety of tests conducted under several different conditions, independent testing laboratory Fowler Associates confirmed that the combination of the material and the air gaps "provide a very good ESD package for essentially all devices under essentially all conditions. In one test, the package successfully withstood a 20,000 V discharge while containing integrated circuits that were only rated at 150v maximum.

     At the point of unpacking in the recipient's plant, Air Boxes are deflated by pulling up the valve stem on the valve allowing air to escape through the center of the valve, when the Air Box is ready for reuse the valve stem will be pushed back down after inflation. Customers may ship used bags back to APTI, who in turn will refurbish and test them, and return them to the customer.

     In summary, the Company's Air Box(R) product has the following attributes and advantages:


     -     A  unique  packaging  system

     -     Patented  products

     -     Superior  drop  and  vibration  protection

     -     Transparency

     -     ESD  protection

     -     Custom  shapes

     -     Custom  printing

     -     Re-usable

     -     Cost  effective

     -     Environmentally  friendly

     The product's disadvantage is its high unit cost. Further, in some applications the product's moisture barrier does not meet certain Mil specs, although the Company's research and development department is working to improve such protection. The product is also relatively unknown, and there are limits to size, shapes and weights.

MARKETING

     The Company has identified and has focused upon four key industries which management believes can immediately benefit from its products. These are:

     -     Static  Discharge  Shielding  (SDS)

     -     Medical

     -     Dental

     -     Military

     In addition, the Company is continually seeking additional commercial opportunities for the sale of its Air Box(R) Products in all markets.

SDS

     The SDS market is principally the semiconductor market. Manufacturers are concerned with the shipment of silicon wafers used to manufacture integrated circuits, and IC's packaged in a Tape and Reel for shipment and further manufacture. This is a worldwide market. Management believes its products are the only protective packaging with both static shielding and cushion protection. The Air Box(R) provides superior static shielding, is cost effective, requires less storage space, allows use of primary shipment containers (Empak) (reusing the manufacturer's carrier provides additional cost savings), and is more effective in reducing damage from drops and vibrations.

     The product exceeds all ESD standards, all ISTA and ASTM compression and transportation standards, and has passed all commercial airline altitude tests. The product does not particulate - avoiding wafer contamination. The product is environmentally friendly with 90% less waste going into the landfill after use as compared to other packaging materials. The Company's customers report the Air Box(R) is providing cost savings and freight savings, since there is less shipment weight and the corrugated box is smaller when compared to traditional cushion packaging.

     Another part of the SDS market is the Photomask market. The Photomask has no efficient nor cost-effective method of shipment, is extremely fragile, is subject to transit damage, and is particularly sensitive to contamination. SDS Air Box(R) can be sealed to eliminate contamination during transit and storage. Prior to the SDS Air Box entering this market, the Photomask manufacturers had no efficient way to ship their fragile Photomasks. They were experiencing substantial damage during shipping and storage, causing them to use such extremes as packaging them in a five gallon ammo can with bubble wrap or a full size suitcase lined with polyurethane foam. If the Photomask was extremely fragile, it had to be hand carried to the customer. In all cases, it was substantially more expensive to ship the Photomask safely prior to the introduction of the SDS Air Box. APTI has been selling the Photomask Air Box to Photronics for one year, and recently began selling the SDS Air Box for Photomasks to two other companies. These three companies control 60% of the Photomask market.

     Other markets for the SDS Air Box(R) include sensitive parts for wafer making machines, high end disc drives, quartz glassware used in making semiconductor wafers, and lightweight surface mount boards, among others.

     The  Company  is  still  working  to  develop  tape and reel SDS Air Box(R)
Products which meet MIL spec for MVTR (moisture vapor transmission rate), a major requirement of this market.

Medical

     APTI recently successfully designed and sold an Air Box to ship, from the laboratory to the hospital, living human skin in a Petrie dish, combining a temperature controlled environment with Air Box cushion packaging. This skin is called Apligraf (R), and is made by Organogenises of New England.If the Apligraf is subject to substantial vibration or shock during the trip to the hospital, it will form a small bubble under the skin and die very quickly. Many forms of packaging were tested and the Air Box design is the only FDA approved method of shipping the Apligraf.

Dental  Products

     The Dental market is concerned with the shipment of dental impressions from the dentist's office to the laboratory for the fabrication of dental plates and apparatuses and the return trip to the Dentist. Deliveries inside of about 75 miles are now hand delivered, and do not need the Air Box. Dentists who are outside the 75 mile radius of the laboratory must ship both ways by air courier. APTI has replaced the corrugated box and foam interior with a simple reusable Air Box that fits into an overnight courier bag. The laboratory is saving $1.00, each way, per shipment on freight and plans to use the Air Box four times, giving them additional savings. They also have their packages delivered up to two hours earlier than if packaged in boxes and foam. In addition, the environmental effect is positive and important to the industry; the Air Box is 95% less tonnage going into the land fill, and if used four times is 98% less tonnage.

U.S.  Military

     APTI recently completed a series of ISTA (International Safe Transit Association) transportation tests for the U S Military for several items with excellent results. The U S Military has expressed an interest in purchasing the Air Box to ship sensitive items for the Navy between the ships and repair depots. APTI is pursuing this at the present time, and although the potential opportunity is substantial, there is no guarantee APTI will obtain a contract with the U S Military in the near future.

Discontinued  Gift  Wraps  Line  of  Products

     Formerly, APTI also manufactured a line of gift wrap, utilizing many of the features of the Air Box(R), under the name "Puff Pac" Gift Wrap. The wrap was a two-chambered inflatable packaging product resembling a mylar balloon, that served as a unique alternative to conventional gift wrap. The gift was inserted in a Puff Pac which was then inflated. As a result, the gift was suspended and surrounded by air. Puff Pac Gift Wrap was produced in a number of colorful designs, including holiday and special greetings.

     In March of 1995, as a result of a comprehensive study by management and outside consultants of APTI, its products, markets, patents and business plan, management determined to terminate the Gift Wrap business, and to focus the entire energies of the Company on the Air Box(R). In late 1996, APTI liquidated its inventory of Gift Wrap, and realized nonrecurring sales and profits therefrom.

MANUFACTURING

     APTI purchases raw materials in the form of extruded or laminated webs of thin flexible plastic films which have been printed or coated by outside suppliers. These films are produced for the Company to the Company's film design specifications and standards.

     These films are then formed into the Company's various products on the Company's custom designed and computer controlled modular converting machines, which use heat sealing technology to join the multiple layers of plastic film together. The specific sequence of operations and control parameters is proprietary to the Company, and is covered by process patents. The Company currently has two product fabrication converting machines which are capable of producing a total of five (5) million units per year.

     The Company fabricates its patented air inflation valve using extruded printed thin plastic films which are heat sealed together to form the valve on a custom designed fabrication machine. In the first half of 1998 APTI designed and developed an industrially acceptable push-pull hard valve. Field tests were completed with some of the Company's largest customers, and they enthusiastically endorsed the change in valves. The new push-pull valve eliminates the threat of air escaping through the valve. APTI is using the push-pull valve in all Semiconductor applications and most custom design applications.

     The Company utilizes continuous process quality monitoring raw material, production lot testing and other elements of Total Quality Management to produce a high quality of product, which continues to hold air in all usual shipping environments which may be encountered by the Company's customers in shipping their products. The Company packages its products in boxes for shipment to its many customers and distributors throughout the world. Some of the products are "standard" items and are produced to forecast and warehoused for quick response subsequent shipment, while other products are produced only upon specific customer order for immediate shipment. On large special orders the Company can provide products with custom printing to the customer's requirements; all other orders are produced and shipped with the Company's standard logo and patent information printed thereon.

SOURCES  AND  AVAILABILITY  OF  RAW  MATERIAL

     The Company has at least two suppliers fully qualified to produce each of the raw material films required for its products and several companies qualified to provide the printing required.

     Basic raw materials required by us from our suppliers, such as Jefferson Smurfitt and Huntsman, are produced and readily available to us. All of the film raw materials used are produced in the millions of tons currently in other industries. The Company has adopted industry standard processes to fabricate its raw materials. As a result, supplies of raw materials are available to the Company from many sources, though the lead time can be several weeks until receipt of raw materials into the Company plant.

PATENTS,  TRADEMARKS  &  LICENSES

     The Company has a combination of products, process and application patents, backed by proprietary and trade secret manufacturing technology. Management believes the patents and trademarks provide a formidable barrier to competition. They include 13 U.S. patents and 1 pending with 2 trademarks and 1 pending, with 13 foreign patents with 2 pending and 1 trademark pending - and further filings continue to protect and strengthen the technology position. The U.S. and foreign patents have various expiration dates from August 25, 2007 through September 15, 2014. As noted the Company believes that the patents represent a formidable barrier to competition and are, as a result, important to the Company's financial operations. Under 35 U.S.C. Section 382, United States Patents are presumed to be valid and the Company is not aware of any facts or circumstances which would bring this presumption into question. Under U.S. law, both trademarks owned by the Company are of perpetual duration. The Company has no reason to believe that its application for trademark protection for the name "Airenviro" will not be granted but such protection is not, in the opinion of the Company, of material importance. The Company is required to pay minor royalties related to certain patents and trademarks, and in prior years had paid royalties on both patents and the trademark "Puff Pac", which trademark is no longer used. Total expense related to these agreements was $3,154 for the nine months ending September 30, 1999, $3,991 for the year of 1998 and $0 for the nine months ending September 30,1998, $1,726 for the year of 1997 and $7,674 for the year of 1996. The continuing royalty payment on patents continues for the life of the original patents, and is fixed at 2% of cost of goods sold on an annual basis.

METHODS  OF  SALES

     The Company has two full time sales employees. One is located in Virginia Beach, Virginia and oversees marketing in the greater New York metropolitan area. The other sales employee is located in Silicon Valley, California, and represents APTI in the San Jose/Palo Alto, California areas, as well as the Washington and Oregon areas. Air Box(R) is also marketed through two independent distributors throughout Asia and Europe

     Air  Packaging  (Europe)  Ltd.,  England
     Dou  Yee  Enterprises,  Singapore

COMPETITION

     APTI has two distinct types of competitors, one in the standard Air Box(R) market and one in the SDS Air Box(R) market. The Standard Air Box(R) competes against traditional cushion packaging such as die cut Styrofoam, loose fill, bubble wrap, die cut corrugated, convoluted foam and other forms of packaging. The Company's products are competitively priced with most of these competitors. The Company's Air Box product performs better than all other cushion packaging in transportation tests.

     The second market is the static shielding market. Here, APTI competes against anti-static foam cushion packaging. Most of the Company's competition is multi-step packaging, compared to the one step method offered by SDS Air Box(R). The Company's SDS Air Box(R) is competitively priced, and management expects to increase its share of this market.

RESEARCH,  DEVELOPMENT  &  LABORATORY

     The Company maintains an ongoing research and development effort, striving to develop more effective and efficient packaging products based around the Air Box technology and design. The Company maintains two full time researchers, assisted on a part time basis by other employees, and has established an ISTA Certified testing laboratory within its manufacturing premises in order to aid its research and development efforts. The Company also partners with its customers or prospective partners in an effort to develop new and more creative solutions to the customer's unique packaging needs.

     For the years ended December 1998, 1997 and 1996, research and development expenses were $7,371, $3,322 and $47,010 respectively. For the nine months ended September 30 1999 and 1998, research and development expenses were $1,177 and $6,676 respectively.

ENVIRONMENTAL  FACTORS

     The Company's manufacturing processes are environmentally "clean", as they comprise only the use of electrically generated heat at modest temperatures (300 to 400F) to heat seal the layers of plastic films together. There are no by-products created by the Company's manufacturing processes other than scrap plastic films generated when the machines are set up or occasionally require adjustment. There is no toxic or dangerous fumes emitted by the heat seal processes as the materials are kept well below their boiling points.

PROPERTIES

     The Issuer has corporate offices, manufacturing, research and distribution facilities housed in its 17,280 square foot headquarters in Valencia, California. All products are manufactured at this location. Management believes its facility is adequate for the Company's current level of operation.

     The facility is leased on a long term lease which expires May 31, 2000, at a current rental of $10,145.00 per month, plus common area expenses. There are currently similar facilities at similar long term rents available to the Company in the adjacent area, and management does not anticipate a problem in replacing this lease in 2000 if required.

EMPLOYEES

     The Company has 19 full-time employees. Nine of these are in management, sales, product development, or administration positions and ten are in production/warehousing/shipping operations.

     The production and packaging operations are supplemented by the addition of temporary personnel when scheduling requires. The operation is a non-union shop with staffing drawn from the Valencia and Los Angeles metroplex, California areas. The production workers when hired are typically non-skilled or semi-skilled, and are trained, by the Company in operation of its converting fabrication equipment. The Company believes that its relationships with its employees are good.

LEGAL  PROCEEDINGS

     A former employee of the Company is seeking a severance payment of $101,500 alleging he is entitled to such a payment under terms of an employment agreement, which was voluntarily terminated in November 1998. The parties have agreed to arbitration scheduled to take place on a future date. The Company established a liability for the entire amount on December 31, 1998. The Company's insurance carrier has undertaken a defense of the claim under a reservation of their rights to deny the claim in the future. Management cannot, as of this time, assess realistic liability from this action. Aside from this claim, the Company is not a party to any litigation and is not aware of any pending or threatened litigation that would have a material adverse effect upon the Company's business, operations or financial condition.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The current directors and executive officers and their respective ages are as follows:


Name                    Age                   Position                   Since
----                    ---                   --------                    ----
Donald  Ochacher*        62             Chairman,  CEO & a Director        6/99
Janet  Maxey             36             Chief  Financial Officer           7/97
Garry  Newman            49             Vice  President                    6/97
Elwood C. Trotter        57             Vice President                     4/89
Wayne  Case*             58             Director                          11/98
Carl  Stadelhofer        46             Director                          11/98
_____________________
*  Member  Audit  Committee

     The Directors serve until the next annual meeting of shareholders, or until their successors are elected.

     DONALD M. OCHACHER - President and Chief Executive Officer and Chairman of the Board of Directors of the Company since June, 1999. Mr. Ochacher has been a member of the New York bar since 1960 and was engaged in the private practice of law specializing in corporate and tax law until 1973 when he became General Counsel and Chief Financial and Administrative Officer of The Newark Group Ltd., a large privately owned paper company. Since 1985, he has been both an attorney and business consultant and at various times, has served as President of privately owned companies engaged in the paper, hazardous waste, real estate and long distance telephone resale industries. From May 1994 to the present, Mr. Ochacher is President of The 800 Network, Inc. From August 1997 to August 1998, he was Chief Financial Officer of Electric Entertainment Corp. Mr. Ochacher graduated from the New York University School of Law in 1960, receiving a LL.B degree and received his B.A. degree from Cornell University in 1957.

     JANET MAXEY - Ms. Maxey has been an employee of the Company since May 1991, and became Chief Financial Officer in July 1997. Ms. Maxey attended California State University, Northridge, and earned a Bachelor of Science Degree in Business Administration.

     GARRY NEWMAN - Vice President of Manufacturing and Engineering since June 1997. Prior to that, Mr. Newman was Engineering & Quality Assurance Manager for Richmond Technology from October 1994 until he joined the Company. Mr. Newman attended University of California, Davis, and earned a Bachelor of Science Degree in Chemical Engineering.

     ELWOOD TROTTER - Mr. Trotter has been an employee of the Company since April 1989 and recently was appointed Vice President of Sales. Mr. Trotter attended Simon Frazer University in British Columbia, Canada.

     WAYNE CASE - President and Chairman of the Board of Schmitt Industries, Inc., since November 1986, when he founded Schmitt Industries, Inc. Mr. Case holds a Bachelor of Arts Degree in Business and an MBA.

     CARL STADELHOFER - Attorney with Rinderknecht Klein & Stadelhofer in Switzerland since July 1990. Mr. Stadelhofer is a French and Swiss citizen; admitted in Switzerland 1982. Education: Law Schools of Zurich and Berne University (lic.jur1979); Harvard Law School, Massachusetts; Georgetown
University, Washington, D.C. Mr. Stadelhofer specializes in banking and financing, mergers and acquisitions, investment funds, international securities transactions and international legal assistance.

Compensation  of  Directors

       None of the Company's Directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate Directors in the future. The Company's Board of Directors may in the future, at its discretion, compensate Directors for attending Board and Committee meetings and reimburse the Directors for out-of-pocket expenses incurred in connection with attending such meetings.

Executive  Compensation

     None of the Company's Executive Officers received any compensation during the most recent fiscal year for serving in their position as a Director. The following table sets forth all cash compensation paid by the Company for services rendered during the fiscal year ended December 31, 1998, to each of the individuals who were executive officers of the Company during such fiscal year:

                              SUMMARY COMPENSATION
               --------------------------------------------------

                                                    Restricted          Securities
Name                                                  Stock             Underlying
and                     Year        Salary           Award(s)         Options/Payouts
Position                            ($)(3)             ($)                  SARs(#)
------------          ------     ----------          --------            ---------
Garvin  McMinn(1)      1998     162,154(2)               --               650,000
Former  Chairman       1997      81,346                  --               150,000
of  the  Bd  &  CEO    1996      15,000                  --                    --

Elwood  Trotter,       1998     104,260                  --               225,000
Vice  President,       1997      97,200                  --                25,000
Special  Projects,     1996      90,070                  --                    --

-------------------------
Note:  No  bonuses,  "other  Annual  Compensation"  or  Payouts  were  made.

(1) Garvin McMinn resigned as officer and director effective June 4, 1999 and entered into an amendment to his employment contract shifting his status to that of a consultant over a one year term at a flat agreed fee of $5,000 per month, for its term.
(2)  $81,000  was paid in stock through the issuance of 810,000 shares of Common
      Stock  of  the  Company.
(3) No other officers received compensation in excess of $100,000 during the years 1996 through 1998.

                                OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                                           Potential Realized Value
                                                                           At Assumed Rates of Stock
                                       Individual                          Price Appreciation for
                                       Grants                              Option Term(a)
                                       ----------                          --------------------------
                    No. Of Sec.      % of Total
                    Underlying       Options/SARs
                    Options/           Granted to        Exercise
                    SARs               Employees         or Base
                    Granted            In Fiscal         Price           Expiration
Name                (#)                Year              ($/Sh)            Date         5%($)       10%($)
----                ----------         ----------        --------        -----------   ------       ------
Garvin McMinn
Former Chairman
of the Board
& CEO               250,000               8.8%             $0.15          3/5/03      $ 2,400      $12,825
                    400,000              14.1%             $0.15         6/22/03      $21,680      $43,080


Elwood Trotter
Vice President
Special Projects     25,000               0.9%             $0.15         3/05/03      $   240      $ 1,283
                    200,000               7.1%             $0.15         6/22/03      $10,840      $21,540
(a) These amounts, based on assumed appreciation rates of 5% and 10% rates prescribed by the if any, of the
          Company's stock price. The closing price at December 31, 1998 of the Company's Common Stock was $0.24
          per share.

     The following table sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1998, as adjusted for a blanket reduction in all exercise prices on all outstanding options, to $0.15 per share exercise price per resolutions adopted by the Board of Directors on June 4, 1999, and the aggregate gains that would have been realized had these options been exercised on December 31, 1998, even though these options were not exercised, and the unexercisable options could not have been exercised, on December 31, 1998. The Company did not issue stock appreciation rights.

                          AGGREGATED OPTION/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

                                                        Number of                 Value of Unexercised
                                                  Securities Underlying             in-the-Money
                                                       Unexercised                  Options/SARs
                  Shares                             Options/SARs at             at Fiscal Year End(a)
                  Acquired on      Value                FY-End(#)                       ($)
Name              Exercise $     Realized $   Exercisable     Unexercisable    Exercisable   Unexercisable
----              -----------    ----------   -----------     -------------    -----------    ------------
Garvin McMinn         --             --         800,000             --            72,000            --

Elwood Trotter        --             --         400,000             --            36,000            --
(a)  Market  value  of  shares  covered by in-the-money options on December 31, 1998, less  option exercise price. Options are in-the-money if the market value of the shares  covered  thereby  is greater than the option exercise price based on the last trading day in 1998 of $0.24 per share at a $0.15 per share exercise price.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

          The  Company  has  written employment agreements with two individuals:
Elwood Trotter and Janet Maxey and a consulting agreement with Garvin McMinn. Summaries of the provisions under the agreements follow.

          Garvin McMinn resigned as officer and director effective June 4, 1999 and entered into a one year consulting agreement to provide consulting services as needed at a flat agreed fee of $5,000 per month, for its term which expires May 31, 2000.

          Elwood Trotter has a one year employment contract that was amended June 1999 and expires May 31, 2000. He receives $8,000 per month as Vice-President Special Projects. In the event of his termination, he will receive only the compensation earned up to the date of termination.

          Janet Maxey has a one year employment contract that was amended June 1999 and expires May 31, 2000. She receives $3,574 per month as Chief Financial Officer. In the event of her termination, she will receive only the compensation earned up to the date of termination.




                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership as of October 31, 1999, of the Company's Common Stock, by any person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities and by each officer or director and by officers and directors of the Company as a group.

                                                         BENEFICIAL(1)      PERCENTAGE
NAME AND ADDRESS                                          OWNERSHIP         OF CLASS(1)
----------------                                          ---------         -----------
Donald Ochacher, Chairman, CEO and a Director               400,000(3)          0.4%
        25620 Rye Canyon Road(2)
        Valencia, California 91355
Janet Maxey, Chief Financial Officer                        250,000(4)          0.3%
Garry Newman, Vice President                                300,000(5)          0.3%
Elwood C. Trotter, Vice President                           962,824(6)          1.0%
Wayne Case, Director                                        729,919(7)          0.8%
Carl Stadelhofer, Director                                2,333,333(8)          2.3%
                                                            ---------           ---
All current directors and
officers as a group (6 persons)                           4,976,076             5.1%
                                                         ==========            ====

Garvin McMinn(10)                                         1,960,000(9)          2.0%
Schmitt Industries, Inc.(11)                             13,757,156            14.3%
Finter Bank (12)                                          4,850,000             5.0%
(1)   Assumes all outstanding stock options and all outstanding Warrants have  been exercised,
               $1,500,000 in convertible debentures have been placed and converted into common stock at
               $.15 per share, and the subject shares have been issued and are outstanding.
(2)   This address also applies to all persons listed.
(3)   Includes 400,000 stock options outstanding and exercisable at 10/31/99.
(4)   Includes 250,000 stock options outstanding and exercisable at 10/31/99.
(5)   Includes 300,000 stock options outstanding and exercisable at 10/31/99.
(6)   Includes 750,000 stock options outstanding and exercisable at 10/31/99.
(7)   Includes 400,000 stock options outstanding and exercisable at 10/31/99.
(8)   Includes 400,000 stock options outstanding and exercisable at 10/31/99.
(9)   Includes 1,150,000 stock options outstanding and exercisable at 10/31/99.
(10)   Garvin McMinn, former Chairman, CEO and a Director, left these positions to pursue other interests on June 4, 1999.
(11)   Wayne Case, a Director of the Company is a principal shareholder,
               President, and  Chairman of the Board of Schmitt Industries, Inc.
(12)   Finter Bank  holds these shares on behalf of various clients, none of which is an officer, director, or affiliate of the Company. Under the laws of the country of Switzerland Finter
               Bank may not divulge the names of its individual clients and, therefore, may be deemed the beneficial owner of these shares, although Finter Bank disclaims any individual interest in these shares.

     No director or executive officer serves pursuant to any arrangement or understanding between him or her and any other person.


                               CERTAIN TRANSACTIONS

     1. In September and October of 1999, the Company successfully undertook the placement of $1,500,000 of 7% Senior Convertible Debentures due 2003. Each debenture provides for 7% annual interest payable in annual payments beginning June 30, 2000; are as a class senior in rights as to payment of interest and in liquidation rights to all other debentures, whether presently outstanding or issued in the future; are convertible into common stock of the Company at $.15 per share through and including September 30, 2001 and $.25 per share thereafter until maturity; and are due and payable in full, if not converted prior to, on September 30, 2003. The terms of the debentures also provide that, subject to certain conditions, at the election of the holder, yearly interest payments may be taken in common stock of the Company at a 20% discount to the average closing price, as defined in the debenture, of the Company's common stock for the 30 days prior to a payment or record date. If the Company elects to file a registration statement covering these shares there shall be no discount. The Company also agreed to file an appropriate registration statement to register the common shares issuable upon conversion and to maintain that registration until certain events had taken place.

     2. Wayne Case, a Director of the Company, also serves as the President and Chairman of the Board of Schmitt Industries, Inc. Schmitt acquired during fiscal 1998, and the first quarter of 1999, an aggregate of 13,757,156 Shares of the Company's Common Stock, from another principal shareholder. Shares of the Company's Common Stock, on a fully diluted basis, represent 14.8% of the Company's outstanding Common Stock.

     3. In December 1998, the Company issued 810,000 shares of its common stock in settlement of $81,000 of debt owed to Garvin McMinn.

     4. The Company issued 1,312,500 shares of common stock, through a private placement, to Variety Investments, Ltd., a company owned by Don Farrell (a former principal shareholder) during 1998. In December of 1998, 2,566,706 shares of common stock were issued in exchange for debt owed to Farrell Financial in the amount of $282,887, a company owned by Don Farrell.

     5. On June 4, 1999, the Board of Directors adopted a 1999 Non Qualified Key Man Stock Option Plan. This Plan authorized the issuance of up to 5,000,000 options to acquire shares of the Company's common stock at an exercise price of not less than 100% of fair market value at the date of grant, and with the addition of such additional terms at the date of grant as the Board of Directors determines.

     6.  The  Company  has  written  employment agreements with two individuals:
Elwood Trotter and Janet Maxey and a consulting agreement with Garvin McMinn. Summaries of the provisions under the agreements follow.

     Garvin McMinn resigned as officer and director effective June 4, 1999 and entered into a one year consulting agreement to provide consulting services as needed at a flat agreed fee of $5,000 per month, for its term which expires May 31, 2000.

     Elwood Trotter has a one year employment contract that was amended June 1999 and expires May 31, 2000. He receives $8,000 per month as Vice-President Special Projects. In the event of his termination, he will receive only the compensation earned up to the date of termination.

     Janet Maxey has a one year employment contract that was amended June 1999 and expires May 31, 2000. She receives $3,574 per month as Chief Financial Officer. In the event of her termination, she will receive only the compensation earned up to the date of termination.

     7. Donald Ochacher was retained as President and Chief Executive Officer of the Company on June 4, 1999 at a salary of $6,500 per month. In addition, the Board of Directors authorized the issuance of 400,000 options to acquire shares of the Company's common stock at an exercise price of $0.15 per share and with other terms and conditions as provided in the Company's 1999 Non Qualified Key Man Stock Options Plan. No formal written agreement has been entered into between the Company and Don Ochacher.

     8. Escrowed Shares. In 1991, 29 stockholders of the Company entered into an escrow agreement under which a total of approximately 4.5 million shares of the Company's common stock were placed in escrow, in exchange for an assignment by the 29 stockholders of certain fractional rights they held in the original Air Box patents to the Company. None of these 29 stockholders currently hold significant shares, nor are they officers or directors. The shares are entitled to be released from escrow based on the performance of the Company as measured by cash flow (as defined by the agreement) and certain other conditions. The agreement specifies that the shares are to be released from escrow on a pro rata basis of the Company as measured by the Cumulative Cash Flow of the Company since January 1, 1990 not previously applied towards a release, divided by the earn-out price of $0.468 CDN. Cash flow is defined as net income or loss before tax, adjusted to add back expenses including depreciation, amortization of goodwill, expensed research and development costs and any other amounts permitted or required by the Vancouver Stock Exchange. The Cumulative Cash Flow is, at any time, the aggregate cash flow up to that time from a date no earlier than the Company's financial year-end immediately preceding, and no later than the company's financial year-end immediately following, the date the issuance of the performance shares is finally accepted by the Vancouver Stock Exchange, net of any negative cash flow. At the time that this agreement was entered into, the Company's common stock was traded on the Vancouver Stock Exchange. The Company de-listed itself from the Vancouver Stock Exchange and the last day it traded on the Vancouver Stock Exchange was July 22, 1998. While the shares are in escrow, the stockholders have waived their rights to receive dividends or participate in the distribution of assets upon a winding up of the Company. Any shares remaining in escrow at December 31, 1999 are to be canceled by the Company. As of December 31, 1998, all such shares remain in escrow. These shares are included in the number of shares outstanding in each of the two years ended 1998. However, management believes, although it cannot assure, that the conditions required in order to release the shares from escrow will not occur and that all of the shares will ultimately be canceled and returned to the Company.

     9. The Board of Directors proposed to the Company's shareholders and they adopted at its Annual Meeting held on June 4, 1999, resolutions giving the Board of Directors the authority and discretion to reverse split the Company's outstanding Common Stock on a 1 for 10 basis, if and at such time over the succeeding 12 months, as the Board of Directors determines such a reverse split would be in the interest of the Company. In such event, the authorized capital stock would change to 50,000,000 shares of common stock authorized and each 10 shares of the outstanding common stock would automatically convert into a single share of new common stock.

     10. The Value of Warrant Exercise Price. During 1998, 1997 and 1996, the Company issued 10,112,500, 10,375,039 and 7,477,778 shares of Common Stock through private placements. Each share issued had attached a share purchase warrant to purchase one additional share of Common Stock for a period of two years.

     During 1998 and 1997, the Company issued a total of 5,200,000 and 2,250,000 shares at various per share prices upon the exercise of warrants by various shareholders. In November 1998, the Company's Board of Directors revalued 22,487,539 outstanding warrants based on the fair value of the stock, and amended the exercise price to $0.15 per share up to the expiration date. From November 1998 to June 30, 1999, 13,150,000 Warrants were exercised.

     11. Conversion of Related Party Debt to Equity. The Company in 1997 converted a debt owed to Donald Farrell, an offshore former Director and through his offshore company, formerly a principal shareholder of the Company, in the amount of $126,000, 863,100 shares of the Company's Common Stock. In 1998, additional fees of $31,500 were incurred, and all remaining outstanding debt was settled in exchange for 2,566,706 shares of the Company's Common Stock issued in an offshore transaction, at $0.10 per share.

     In January 1997, the Company entered into an agreement with Variety Investments, Ltd., an offshore affiliate of Donald Farrell, by which the Company could borrow up to $150,000. Interest payments at 8.5% per annum were due monthly, and any borrowings are secured by the Company's assets. The outstanding loan payable became due and payable on June 1, 1998. In December 1998, the Company issued a total of 435,289 shares of its Common Stock at a value of $0.10 per share, in full settlement of the outstanding debt plus accrued interest, in an offshore transaction.

     12. During 1996, the Company issued 1,277,778 shares of common stock to a related party through a private placement for net proceeds of $200,242. Also during 1996, the Company accrued approximately $126,000 for fees due to a related party related to private placements.

     Other than discussed above, the Company has no knowledge of any transaction or series of transactions, since January 1, 1996, or any currently proposed transaction, or series of transactions, to which the Company was or is to be party, in which the amount involved exceeds $60,000, involving management, any person owning 10% or more of the common stock, or any member of the immediate family of any of the foregoing persons.

     Management believes that the transactions with related parties were on terms as favorable as the Company would have obtained from unaffiliated parties.

                    DESCRIPTION OF SECURITIES OF THE COMPANY

Common  Stock

      The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001, of which 79,664,097 shares were outstanding as of September 30, 1999.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Capital Stock. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any preferred stock that might be issued in the future. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares. All outstanding shares of Common Stock are fully paid and nonassessable.

     The Board of Directors proposed to the Company's shareholders and they adopted at its Annual Meeting held on June 4, 1999, resolutions giving the Board of Directors the authority and discretion to reverse split the Company's outstanding Common Stock on a 1 for 10 basis, if and at such time over the succeeding 12 months, as the Board of Directors determines such a reverse split would be in the interest of the Company. In such event, the authorized capital stock would change to 50,000,000 shares of common stock authorized and each 10 shares of the outstanding common stock would automatically convert into a single share of new common stock.

Options  to  Purchase  Common  Stock

     The Company has issued options to purchase common stock to certain officers, employees and others under various stock option plans for services performed and to be performed. Some options require continued employment. As of September 30, 1999 there were a total of 4,695,000 options outstanding each entitling the holder to purchase one share of the common stock of the company at $.15. The options expire at various dates beginning on December 18, 2000 and ending on December 31, 2004.

Warrants

     During  1998,  1997  and 1996 the Company issued 10,112,500, 10,375,039 and
7,477,778 shares of common stock through private placements. Each share issued had attached a share purchase warrant to purchase one additional share of common stock for a period of two years. In September of 1999 the majority of the outstanding warrants were surrendered to the Company for cancellation by the remaining warrant-holders as a condition for the Company placing the below described debentures. As of October 31, 1999 there were a total of 1,769,209 warrants outstanding each of which gives the warrant-holder the right to purchase one share of common stock of the Company at $.15 through October 3, 2000 (November 4, 1999 as to 369,209 of the warrants).

Debentures

     In September and October of 1999, the Company successfully undertook the placement of $1,500,000 of 7% Senior Convertible Debentures due 2003. Each debenture provides for 7% annual interest payable in annual payments beginning June 30, 2000; are as a class senior in rights as to payment of interest and in liquidation rights to all other debentures, whether presently outstanding or issued in the future; are convertible into common stock of the Company at $.15 per share through and including September 30, 2001 and $.25 per share thereafter until maturity; and are due and payable in full, if not converted prior to, on September 30, 2003. The terms of the debentures also provide that, subject to certain conditions, at the election of the holder, yearly interest payments may be taken in common stock of the Company at a 20% discount to the average closing price, as defined in the debenture, of the Company's common stock for the 30 days prior to a payment or record date. If the Company elects to file a registration statement covering these shares there shall be no discount. The Company also agreed to file an appropriate registration statement to register the common shares issuable upon conversion and to maintain that registration until certain events had taken place.

     In addition, each of the options, warrants, and debentures contain anti-dilution provisions that protect the holders thereof against dilution in certain events, including but not limited to stock dividends, stock splits, reclassification, or merger.

                      MARKET FOR THE COMPANY'S COMMON STOCK

     The Company's Common Stock traded on the Vancouver Stock Exchange in Vancouver, British Columbia, under the symbol "APT" until July 23, 1998. The symbol was changed on September 1, 1992 commensurate with a name change. The closing sales price as of July 22, 1998, the last day traded on the Vancouver Stock Exchange, was $0.14US

     The Company's Common Stock trades on the NASD Bulletin Board, under the symbol "AIRP". The closing sales price on October 29, 1999 was $0.13.

     Set forth below is the high and low bid information in U.S. dollars for the Company's Common Stock for each full quarterly period within the two most recent fiscal years and the first three quarters of 1999. The information set forth below was obtained from the OTC Bulletin Board and the Vancouver Stock Exchange, the latter which was translated to U.S. dollars using the annual average conversion rate. Quotations represent inter-dealer prices, do not include retail markups, markdowns or commissions and may not represent actual prices at which transactions have taken place.


                                     High                 Low
        Period                        Bid                 Bid
        ------                        ---                 ---
       3rd  Quarter  1999            $0.20               $0.13
       2nd  Quarter  1999             0.20                0.13
       1st  Quarter  1999             0.26                0.17


                                       High                 Low
        Period                         Bid                  Bid
        ------                         ---                  ---
        4th  Quarter  1998             0.29                0.07
        3rd  Quarter  1998             0.22                0.10
        2nd  Quarter  1998             0.24                0.12
        1st  Quarter  1998             0.26                0.11

        4th  Quarter  1997             0.46                0.20
        3rd  Quarter  1997             0.36                0.17
        2nd  Quarter  1997             0.22                0.16
        1st  Quarter  1997             0.23                0.15

     At September 30, 1999, the Company had approximately 589 Shareholders of record.

     The Company has not paid a dividend since its incorporation, and management does not anticipate the Company will pay dividends in the near future.

Dividend  Policy

         The Company did not pay any cash dividends during its last fiscal year and the Board of Directors does not contemplate doing so in the near future. The Company currently intends to retain all earnings, to finance the development and expansion of its operations, and does not anticipate paying cash dividends on its shares of Common Stock in the foreseeable future. The Company's future dividend policy will be determined by its Board of Directors on the basis of various factors, including results of operations, financial condition, business opportunities and capital requirements. The payment of dividends will also be subject to the requirements of Delaware Law, as well as restrictive financial covenants which may be required in future credit agreements.

Transfer  Agent

    The transfer agent and registrar for the Common Stock and Warrants is American Stock Transfer Co., Inc., 6201 15th Ave., Brooklyn, N.Y. 11219.

                        SHARES  ELIGIBLE  FOR  FUTURE  SALE

       As of the date of September 30, 1999, the Company had 79,664,087 Common Shares outstanding. The Company also have warrants, options, and debentures issued and outstanding which, if exercised or converted in full, would require the Company to issue up to an additional 16,464,209 Shares of its Common Stock which would result in the Company having 96,128,296 Shares of its Common Stock issued and outstanding. Of the outstanding shares on September 30, 1999 29,937,952 were restricted securities as discussed below. If all the options and warrants above were exercised this would increase the number of restricted securities by 6,464,209 to 36,402,161 shares. 4,850,000 of the restricted shares are being registered for sale pursuant to this registration statement.

       The shares of Common Stock which are "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general. In general, under Rule 144 as in effect commencing April 29, 1997, beginning 90 days after the date of this Prospectus, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least one year, is entitled to sell (together with any person with whom such individual is required to aggregate sales) within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on the Nasdaq Stock Market or another national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information regarding the Company. A person who has not been an affiliate of the Company for at least three months, and who has beneficially owned restricted securities for at least two years, is entitled to sell such restricted shares under Rule 144(k) ("Rule 144(k) Shares") without regard to any of the limitations described above.

       In addition, Rule 144A as currently in effect, in general, permits unlimited resale's of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows the existing stockholders of the Company to sell their shares of Common Stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to nonaffiliates do not lose their status as restricted securities.

       No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time.


                SELLING  PERSONS  AND  PLAN  OF  DISTRIBUTION

     All of the shares of Common Stock of the Company covered by this Prospectus are being registered for sale for the account of the selling Persons named in the table below under "Shares of Common Stock Offered by Selling Persons (the "Selling Persons"). 10,000,000 of the shares being offered by the Selling Persons assume that they choose to convert all of their debentures in common stock of the Company and that said conversion is at $.15 per common share. Although the Company will receive the benefit of exchanging long term debt for equity in the event of conversion of the outstanding debentures, the Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders offered hereby. For further information regarding the terms of the Debentures, see "Description of Securities."

       The shares of Common Stock offered by the Selling Persons may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. This Prospectus has been prepared so that future sales of the shares of Common Stock by the Selling Persons will not be restricted other than as set forth herein. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act.

       Pursuant to rules promulgated under the Exchange Act, a Selling Person who is neither affiliated nor directly or indirectly acting in concert with the issuer or with any other Selling Stockholder will be required to observe the appropriate "cooling off" period and other restrictions only prior to the individual Person's distribution and until such distribution ends or the shares are withdrawn from registration. Conversely, a Selling Person who is affiliated or acting in concert with the issuer or another Selling Person will be required to observe the appropriate "cooling off" period and other restrictions under Regulation M under the Exchange Act with respect to all offers and sales by affiliated persons.

       Except  as  described  above  or  in the footnotes to the Selling Persons
Table below, no Selling Person has had any material relationship with the Company or an affiliate of the Company, including its predecessors, within the past three years.

       The shares of Common Stock sold for the account of the Selling Persons may be sold in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell such shares as agent but may position and resell a portion of the block as principal to facilitate any transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, or (d) in private transactions. In effecting sales, brokers and dealers engaged by Selling Persons may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Persons in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the Selling Persons to sell a specified number of such shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for a Selling Person, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Person. Broker-dealers who acquire such shares as principals may thereafter resell such shares from time to time in transactions (which may involve crosses and book transactions and which may involve sales to and through other broker-dealers, including transaction, of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions as described above.

       Listed below are the names of each selling Person (the "Selling Persons"), the total number of shares owned, assuming their debentures are converted in full at $.15 per share, the number of shares to be sold in this offering by each Selling Person, and the percentage of Common Stock owned by each Selling Person after this Offering:


                                                                  Number  of
                                                                  Shares  of
                                                                    Common              Shares  of
                                               Shares  of        Stock  to  be         Common  Stock
                                               Common  Stock      Offered  for      Beneficially  Owned
                                             Beneficially Owned     Selling                After
                                                 Prior  to          Person's           Completion  of
Name                                             Offering  (3)       Account  (3)          Offering
----                                            -------------       -------------       --------------
                                                                                      Number     Percent
                                                                                     --------   --------
Fidulex Management Inc.. . . . . . . .                 1,333,334 (1)  1,333,334 (1)       -           -

Innovative Investments Network Limited                 1,666,667 (1)  1,666,667 (1)       -           -

OTC Opportunities, Inc.. . . . . . . .                 1,666,667 (1)  1,666,667 (1)       -           -

SCF Societa Di Consulenza Finanziaria
SA . . . . . . . . . . . . . . . . . .                 1,666,667 (1)  1,666,667 (1)       -           -

SG Ruegg Banca SA. . . . . . . . . . .                 2,333,334 (1)  2,333,334 (1)       -           -

Strategic Investors Limited. . . . . .                 1,333,334 (1)  1,333,334 (1)       -           -

Finter Bank. . . . . . . . . . . . . .                 4,850,000 (2)  4,850,000 (2)       -           -
(1)      Assumes  the  conversion  of  the  total  amount  of  debentures  owned by a
    Debenture-holder  into  common  stock  of  the  Company  at  $.15  per  share.
(2)      Finter Bank  holds these shares on behalf of various clients, none of  which is  an  officer,  director,  or  affiliate  of  the  Company. Under the laws of the country of
    Switzerland  Finter  Bank  may not divulge the names of its individual clients and, therefore, may  be  deemed  the  beneficial  owner  of  these  shares, although Finter Bank disclaims any individual  interest  in  these  shares.
(3)      Totals  amount  to  14,850,003  due  to  rounding  of fractional shares.

46


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law, under which the Company is incorporated, gives a corporation the power to indemnify any of its directors, officers, employees, or agents who are sued by reason of their service in such capacity to the corporation provided that the director, officer, employee, or agent acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action, he must have had no reasonable cause to believe his conduct was unlawful.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE, IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.


                          CHANGES IN AND DISAGREEMENTS
                               WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company appointed BDO Seidman, LLP, as independent accountants and dismissed its former accountants, Hein + Associates LLP on November 30, 1998. Both the former auditor's report and the current auditor's report contain a going concern qualification. There were no other disclaimers or qualifications.

     The decision to change accountants was made by the Company's Board of Directors.

     During the Company's two most recent fiscal years, and any subsequent interim period preceding such resignation of its former outside accountants, there were no disagreements with such former accountant on any matter.

     The Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered or any other accounting, auditing or financial reporting issues during the Company's two most recent fiscal years and any subsequent interim period prior to engaging BDO Seidman, LLP.

                                  LEGAL MATTERS

     The validity of the securities offered hereby is being passed upon for the Company by J. Garry McAllister, Esq., 1487 E. Thistle Downs Drive, Sandy, Utah 84092.

                                     EXPERTS

     The consolidated Financial Statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report upon the authority of such firm as an expert in auditing and accounting.

     The audited consolidated financial statements including the consolidated balance sheet of the Company as of December 31, 1997, and the consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1996, and the related financial statement schedules included in this Prospectus and Registration Statement have been audited by Hein & Associates, LLP, independent auditors as set forth in their reports appearing elsewhere herein and have been included in this Registration Statement in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D. C. 20549, a Registration Statement on Form S-1 under the Act, with respect to the securities to be registered hereunder. This Prospectus, filed as a part of the Registration Statement, does not contain certain information set forth in or annexed as exhibits to the Registration Statement, and reference is made to such exhibits to the Registration Statement, as well as to the Registration Statement previously filed by the Company on Form 10, and to the Exhibits filed as a part thereof, which may be inspected at the office of the Securities and Exchange Commission without charge, or copies thereof may be obtained therefrom upon payment of a fee prescribed by the Securities and Exchange Commission.

                                    INDEX TO
                        FINANCIAL STATEMENTS AND EXHIBITS
                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY


FINANCIAL  STATEMENTS:

CONSOLIDATED  FINANCIAL  STATEMENTS
     -December  31,  1998  and  1997                                Page
                                                                    ----

  Reports  of  Independent  Public  Accountants                     F-2

  Consolidated  Balance  Sheets                                     F-4

  Consolidated  Statements  of  Operations  (Loss)                  F-6

  Consolidated  Statement  of  Stockholders'
                    (deficit)  Equity                               F-7

  Consolidated  Statement  of  Cash  Flows                          F-8

    Notes  to  consolidated  Financial  Statements                 F-10



CONSOLIDATED  FINANCIAL  STATEMENTS  (UNAUDITED)
     -September  30,  1999  and  1998

  Consolidated  Balance  Sheets  (Unaudited)                       F-42

  Consolidated  statement  of  Operations
                   (Loss)  (Unaudited)                             F-43

  Consolidated  Statement  of  Cash
                        Flows  (Unaudited)                         F-44

     Notes  to  Consolidated  Financials  (Unaudited)              F-45

REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


To  the  Stockholders  and  Board  of  Directors
Air  Packaging  Technologies,  Inc.
Valencia,  California


We have audited the accompanying consolidated balance sheet of Air Packaging Technologies, Inc. and Subsidiary as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Air Packaging Technologies, Inc. and Subsidiary at December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     /s/  BDO  Seidman,  LLP




Los  Angeles,  California
March  12,  1999

                          INDEPENDENT AUDITOR'S REPORT


The  Stockholders  and  Board  of  Directors
Air  Packaging  Technologies,  Inc.
Valencia,  CA

We have audited the accompanying consolidated balance sheet of Air Packaging Technologies, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air Packaging Technologies, Inc. and subsidiaries as of December 31, 1997, and results of their operations and their cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


/S/HEIN  +  ASSOCIATES  LLP

HEIN  +  ASSOCIATES  LLP
Certified  Public  Accountants

Orange,  California
March  30,  1998

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

December 31,                                                     1998               1997
----------------------------------------------------------------------------------------
ASSETS (Note 8)

CURRENT ASSETS
    Cash and cash equivalents                               $  125,799        $   59,462
    Trade receivables, net of allowance for doubtful
      accounts of $5,130 and $3,900 (Note 15)                   96,852            34,566
    Inventories (Note 4)                                       408,643           156,455
    Advances and prepaids                                       75,134             4,662
----------------------------------------------------------------------------------------

Total current assets                                           706,428           255,145

PROPERTY AND EQUIPMENT, net (Note 5)                           810,458           540,660

INTANGIBLE ASSETS, net (Note 6)                                233,609           275,042

DEPOSITS                                                        60,100            66,874
----------------------------------------------------------------------------------------

Total assets                                                $1,810,595        $1,137,721
========================================================================================

                                       F-4

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

December 31,                                                         1998                 1997
----------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable and accrued expenses (Note 11)          $    275,882         $    684,078
    Accrued officers' salaries                                         --                1,232
    Due to related party (Note 7)                                      --              160,462
    Loan payable - related party (Note 8)                              --               38,128
    Current portion of notes payable (Note 10)                         --               81,500
----------------------------------------------------------------------------------------------

Total current liabilities                                         275,882              965,400
----------------------------------------------------------------------------------------------

    Other                                                              --               39,500
----------------------------------------------------------------------------------------------

Total liabilities                                                 275,882            1,004,900
----------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 14)

STOCKHOLDERS' EQUITY (Notes 12 and 14)
    Common stock, $.001 par value, 100,000,000 shares
      authorized; 70,714,087 and 44,761,639 shares
     issued and outstanding                                        70,714               44,762
    Additional paid-in capital                                 19,420,979           16,321,392
    Accumulated deficit                                       (17,956,980)        (16,233,333)
----------------------------------------------------------------------------------------------

Total stockholders' equity                                      1,534,713              132,821
----------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                   $  1,810,595         $  1,137,721
==============================================================================================

     See  accompanying  notes  to  consolidated  financial  statements.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31,                                                    1998                 1997                 1996
--------------------------------------------------------------------------------------------------------------------------
REVENUES (Note 15)
      Sales                                                         $    722,268         $    340,624         $    431,655
      Sales of discontinued products                                          --                   --              208,419
--------------------------------------------------------------------------------------------------------------------------

TOTAL REVENUES                                                           722,268              340,624              640,074

COST OF SALES                                                            566,837              592,544              705,707
--------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT (LOSS)                                                      155,431             (251,920)             (65,633)
--------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
      Sales, general and administrative                                1,967,932            1,572,619            1,002,150
      Research and development                                             7,371                3,322               47,010
--------------------------------------------------------------------------------------------------------------------------

Total operating expenses                                               1,975,303            1,575,941            1,049,160
--------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                  (1,819,872)          (1,827,861)          (1,114,793)
--------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
      Interest expense                                                  (153,470)             (17,934)             (71,927)
      Interest income                                                      3,433                2,010                3,309
      Other income                                                         2,243               19,586               10,571
--------------------------------------------------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE)                                            (147,794)               3,662              (58,047)
--------------------------------------------------------------------------------------------------------------------------

LOSS BEFORE EXTRAORDINARY ITEM                                        (1,967,666)          (1,824,199)          (1,172,840)

EXTRAORDINARY ITEM - GAIN ON
  RESTRUCTURING OF PAYABLES (Note 11)                                    244,019                   --                   --
--------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                            $ (1,723,647)        $ (1,824,199)        $ (1,172,840)
==========================================================================================================================

LOSS PER COMMON SHARE - BASIC AND DILUTED
      Loss before extraordinary item                                $       (.04)        $       (.06)        $       (.06)
      Extraordinary item                                            $        .01         $         --         $          -
      Net loss                                                      $       (.04)        $       (.06)        $       (.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC
      AND DILUTED                                                     45,066,084           30,693,624           19,313,760
==========================================================================================================================

     See  accompanying  notes  to  consolidated  financial  statements.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    Common Stock               Additional
                                             -------------------------          Paid-In          Accumulated
                                               Shares          Amount           Capital             Deficit               Total
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, January 1, 1996                     20,181,178        $20,181        $11,692,461        $(13,236,294)        $(1,523,652)

Net cash proceeds from private
  placements (Note 12)                        7,477,778          7,478          1,009,235                  --           1,016,713
Debt for equity exchange
  (Note 12)                                     310,564            311            110,659                  --             110,970
Net loss                                             --             --                 --          (1,172,840)         (1,172,840)
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1996                   27,969,520         27,970         12,812,355         (14,409,134)         (1,568,809)
Net cash proceeds from private
  placements (Note 12)                       10,375,039         10,376          1,580,343                  --           1,590,719
Debt for equity exchange
  (Notes 7 and 12)                            1,809,580          1,809            285,477                  --             287,286
Conversion of debenture (Note 9)              2,300,000          2,300          1,247,700                  --           1,250,000
Exercise of options (Note 12)                    57,500             58              8,089                  --               8,147
Exercise of warrants (Note 12)                2,250,000          2,249            343,978                  --             346,227
Stock-based compensation (Note 12)                   --             --             43,450                  --              43,450
Net loss                                             --             --                 --          (1,824,199)         (1,824,199)
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1997                   44,761,639         44,762         16,321,392         (16,233,333)            132,821
Net cash proceeds from private
  placements (Note 12)                       10,112,500         10,113            914,480                  --             924,593
Debt for equity exchange
  (Notes 7, 8, 10 and 12)                    10,639,948         10,639          1,073,534                  --           1,084,173
Exercise of warrants (Notes 9 and 12)         5,200,000          5,200            738,427                  --             743,627
Stock-based compensation (Note 12)                   --             --            247,073                  --             247,073
Revaluation of warrants (Note 12)                    --             --            126,073                  --             126,073
Net loss                                             --             --                 --          (1,723,647)         (1,723,647)
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, December 31, 1998                   70,714,087        $70,714        $19,420,979        $(17,956,980)        $ 1,534,713
=================================================================================================================================

     See  accompanying  notes  to  consolidated  financial  statements.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

            INCREASE  (DECREASE)  IN  CASH  AND  CASH  EQUIVALENTS

Years ended December 31,                                                  1998                1997                1996
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                     $(1,723,647)        $(1,824,199)       $(1,172,840)
      Adjustments to reconcile net loss to net cash used in
        operating activities:
           Depreciation and amortization                               219,064             150,400             209,124
           Provision for doubtful accounts                                  --               2,037            (13,559)
           Inventory reserve                                                --              97,202              73,000
           Stock-based compensation expense                            247,073              43,450                  --
           Expense on revaluation of warrants                          126,073                  --                  --
           Extraordinary gain on restructuring of payables            (244,019)                 --                  --
           Gain on sale of property and equipment                           --              (6,742)                 --
           Increase (decrease) from changes in:
                Trade receivables                                      (62,286)              3,730            (10,237)
                Inventories                                           (252,188)           (123,211)            132,231
                Advances and prepaids                                  (70,472)                356               1,548
                Deposits                                                 6,774             (51,594)              1,696
                Accounts payable and accrued liabilities               159,306             171,981            (81,058)
                Accrued officers' salaries                              (1,232)            (24,794)           (56,536)
                Due to related party                                        --             126,000             118,560
                Other liabilities                                      (39,500)                 --                  --
----------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                              (1,635,054)         (1,435,384)           (798,071)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from sale of property and equipment                          --               7,000                  --
      Purchases of property and equipment                            (413,765)           (528,193)            (29,811)
      Patent expenditures                                             (33,664)            (37,788)            (39,113)
----------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                (447,429)           (558,981)            (68,924)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net proceeds from private placements                             924,593           1,590,719           1,016,713
      Net proceeds from exercise of warrants                           743,627             346,227                  --
      Net proceeds from exercise of options                                 --               8,147                  --
      Proceeds from loan payable - related party                            --              38,128                  --
      Proceeds from notes payable                                      521,000              50,000                  --
      Payment on note payable                                         (33,000)            (31,000)           (137,500)
      Costs associated with debt conversion                             (7,400)                 --                  --
----------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                            2,148,820           2,002,221             879,213
----------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                    66,337               7,856              12,218

CASH, at beginning of year                                              59,462              51,606              39,388
----------------------------------------------------------------------------------------------------------------------

CASH, at end of year                                               $   125,799         $    59,462         $    51,606
======================================================================================================================

SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION

The Company paid interest in the amount of $0, $43,205 and $25,750 during 1998, 1997 and 1996, respectively. The Company paid income taxes in the amount of $800, $800 and $2,400 during 1998, 1997 and 1996, respectively.

During 1997, $3,528 of interest was capitalized for construction of property and equipment.

During  1998,  1997  and  1996,  the  Company exchanged $1,084,073, $287,286 and
$110,970,  respectively, of debt for 10,639,948, 1,809,580 and 310,564 shares of common  stock  (see  Notes  7,  8,  10  and  12).

During 1997, the convertible debenture with a balance of $1,250,000 was converted into 2,300,000 shares of common stock of the Company at the exercise price of $0.54 per share and 2,300,000 detachable nontransferable warrants (see
Note  9).

During the years ended December 31, 1998 and 1997, the Company recorded $187,073 and $43,450, respectively, representing compensation in conjunction with stock options (see Note 12).

During 1998, the Company issued 810,000 shares to an employee in satisfaction of accrued compensation in the amount of $81,000 (Note 12).

During 1998, the Company's board of directors revalued 22,487,539 outstanding warrants to their fair value. As a result, expense of $126,073 was recorded in the current year (see Note 12).


     See  accompanying  notes  to  consolidated  financial  statements.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     NATURE  OF  OPERATIONS
      Air  Packaging  Technologies,  Inc.  (the
     "Company")  and  Subsidiary  develops,
     manufactures  and  distributes
     inflatable  commercial  packaging
     systems  and  inflatable  gift  wrap
     products.  During  1992,  the  Company
     changed  its  name  from  Puff  Pac
     Industries,  Inc.  to  Air  Packaging
     Technologies,  Inc.  As  of  December  31,
     1995, the Company decided to focus on its commercial packaging product line and therefore wrote down inventory relating to gift wrap products to its liquidation value as of December 31, 1995 and completed liquidating the inventory during 1996.

2    SUMMARY  OF  SIGNIFICANT     PRINCIPLES  OF  CONSOLIDATION

     ACCOUNTING POLICIES

     The consolidated financial statements include the accounts of Air Packaging
     Technologies,  Inc.  and  its
     wholly-owned  foreign  subsidiary.  All
     significant intercompany balances and transactions have been eliminated in consolidation.

     BASIS  OF  PRESENTATION

     The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (GAAP).

     REVENUE  RECOGNITION

     Revenue is recognized upon shipment of products.

     CASH  EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   SUMMARY  OF  SIGNIFICANT     PROPERTY  AND  EQUIPMENT

     ACCOUNTING  POLICIES (CONTINUED)

     Property  and  equipment  are  stated  at
     cost.  Depreciation  of  property  and
     equipment  is  calculated  using  the
     straight-line  method  over  the
     estimated  useful  lives  (ranging  from  3
     to  5  years)  of  the  respective  assets.
     The  cost  of  normal  maintenance  and
     repairs  is  charged  to  operating
     expenses  as  incurred.  Material
     expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset.
     The  cost  of  properties  sold,  or
     otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

     INTANGIBLE  ASSETS

     Patents,  trademarks,  and  rights  to
     patent  and  trademark  royalties  are
     carried  at  cost  less  accumulated
     amortization which is calculated on a straight-line basis over ten years, the estimated useful lives of the assets. The Company periodically reviews intangible assets for impairment where the fair value is less than the carrying value.

     INCOME  TAXES

     The  Company  provides  for  income  taxes
     in  accordance  with  Statement  of
     Financial  Accounting  Standards  No.  109
     ("SFAS  109"),  "Accounting  for  Income
     Taxes". SFAS 109 requires a company to use the asset and liability method of accounting for income taxes.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance is provided when management cannot determine whether it is more likely than not that the deferred tax asset will be realized. Under SFAS
     109,  the  effect  on  deferred  income
     taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     The reporting currency for the Company is the United States dollar. All amounts in the accompanying financial statements and notes are in United
     States  dollars.

     Non-U.S.  assets  and  liabilities  are
     translated into U.S. dollars using the year-end exchange rates except for prepayments, property, other long-term assets and stockholders' equity accounts, which are translated at rates in effect when these assets were acquired. Revenues and expenses are translated at average rates during the year. Net translation gains (losses) of approximately $(1,250), $700 and
     $1,900 have been charged to operations during 1998, 1997 and 1996, respectively.

     INVENTORY

     Inventory,  which  consists  of  raw
     material,  work  in  progress,  and
     finished goods (which is comprised of material cost, production and packaging labor and overhead), is

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     valued  at  the  lower  of  cost  or  market.
     Cost is determined by the first-in, First-out (FIFO) method. Management periodically reviews the utility of the Company's inventory and adjusts the related reserves for slow movement and/or obsolescence.

     IMPAIRMENT  OF  LONG-LIVED  ASSETS

     Statement  of  Financial  Accounting
     Standards  No.  121,  "Accounting  for  the
     Impairment  of  Long-Lived  Assets  and
     Long-Lived Assets to be Disposed Of," established guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company periodically reviews such assets for possible impairments and expected losses, if any, are recorded currently.

     STOCK-BASED  COMPENSATION

     The  Company  adopted  Statement  of
     Financial  Accounting  Standards  No.
     123,  "Accounting  for  Stock-Based
     Compensation"  ("SFAS  123"),  as  of
     January 1, 1996, which establishes a fair value method of accounting for stock-based compensation plans. In accordance with SFAS 123, the Company has chosen to continue to account for stock-based compensation utilizing the intrinsic value method prescribed in
     APB 25. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  SUMMARY  OF  SIGNIFICANT ACCOUNTING  POLICIES
    (CONTINUED)

     Also, in accordance with SFAS 123, the Company has provided footnote disclosure with respect to stock-based employee compensation. The cost of stock-based employee compensation is measured at the grant date based on the the value of the award and is recognized over the service period.
     The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the stock as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

     CONCENTRATIONS  OF  CREDIT  RISK

     Credit  risk  represents  the  accounting
     loss  that  would  be  recognized  at  the
     reporting  date  if  counterparties
     failed  completely  to  perform  as
     contracted.  Concentrations  of  credit
     risk  (whether  on  or  off  balance  sheet)
     that  arise  from  financial  instruments
     exist  for  groups  of  customers  or
     groups  of  counterparties  when  they
     have  similar  economic  characteristics
     that  would  cause  their  ability  to  meet
     contractual  obligations  to  be
     similarly  effected  by  changes  in
     economic  or  other  conditions  described
     below.  In  accordance  with  FASB
     Statement  No.  105,  "Disclosure  of
     Information  about  Financial
     Instruments  with  Off-Balance-Sheet
     Risk  and  Financial  Instruments  with
     Concentrations  of  Credit  Risk,"  the
     credit  risk  amounts  shown  in  Note  15
     do not take into account the value of any collateral or security.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   SUMMARY  OF  SIGNIFICANT
     ACCOUNTING  POLICIES
             (CONTINUED)

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The  estimated  fair  values  for
     financial instruments under Statement of Financial Accounting Standards No.
     107,  "Disclosures  about  Fair  Value  of
     Financial Instruments," are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.
     The  estimated  fair  values  of  the
     Company's financial instruments, which includes all cash, accounts receivables, accounts payable, long-term debt, and other debt, approximates the carrying value in the consolidated financial statements at
     December 31, 1998 and 1997 as a result of their short term nature, or due to the interest rates approximating the
     Company's  effective  borrowing  rates.

2.   SUMMARY  OF  SIGNIFICANT      EARNINGS  (LOSS)  PER  SHARE
     ACCOUNTING

     POLICIES

     The  Company  adopted  Statement  of
     Financial  Accounting  Standards  No.  128
     ("SFAS  128"),  "Earnings  Per  Share,"
     during  1997.  SFAS  128  requires
     presentation  of  basic  and  diluted
     earnings  per  share.  Basic  earnings
     (loss)  per  share  is  computed  by
     dividing  income  (loss)  available  to
     common  shareholders  by  the  weighted
     average  number  of  common  shares
     outstanding  for  the  reporting  period.
     Diluted  earnings  per  share  reflects
     the  potential  dilution  that  could
     occur  if  securities  or  other
     contracts, such as stock options, to issue common stock were exercised or converted into common stock, but does not include the impact of these dilutive securities that would be antidilutive. During the three years



                                      F-15
                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.   SUMMARY  OF  SIGNIFICANT  EARNINGS  (LOSS)  PER  SHARE
     ACCOUNTING  POLICIES
    (CONTINUED)

     ended  December  31,  1998,  these
     dilutive  securities  were  antidilutive.
     All prior period weighted average and per share information had no effect on the amounts presented in accordance with SFAS 128.

     Options  and  warrants  to  purchase
     22,157,539,  21,700,317  and  9,278,611
     shares  were  outstanding  during  the
     years  ended  1998,  1997  and  1996,
     respectively, but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

     The Company has 4,460,423 shares in escrow to be released upon the satisfaction of certain conditions, and are included in the number of shares outstanding in each of the two years ended 1998. However, these shares have been excluded from the computation of basic and diluted loss per share for each of the three years ended 1998 as the necessary conditions have not been satisfied (see Note 14).

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.   SUMMARY  OF  SIGNIFICANT   COMPREHENSIVE  INCOME
     ACCOUNTING  POLICIES   (CONTINUED)

     During  the  year  ended  December  31,
     1998,  the  Company  adopted  Statement  of
     Financial  Accounting  Standards  No.
     130,  "Reporting  Comprehensive  Income,"
     ("SFAS  130")  issued  by  the  FASB  as  it
     is  effective  for  financial  standards
     with  fiscal  years  beginning  after
     December  15,  1997.  SFAS  130
     establishes  standards  for  reporting
     and  display  of  comprehensive  income
     and  its  components  in  a  full  set  of
     general-purpose  financial  statements.
     Comprehensive  income  is  comprised  of
     net  income  and  all  changes  to
     stockholders'  equity  except  those  due
     to  investments  by  owners  and
     distribution  to  owners.  The  Company
     does  not  have  any  components  of
     comprehensive  income  for  each  of  the
     years  ended  December  31,  1998,  1997
     and 1996. Adoption of SFAS 130 did not have an impact on the Company's financial position, results of operations and cash flows.

     SEGMENTS  OF  AN  ENTERPRISE

     During  the  year  ended  December  31,
     1998, the Company adopted Statement of Financial Accounting Standards No.
     131, "Disclosures about Segments of an Enterprise and Related Information,"
     ("SFAS 131") issued by the FASB and is effective for financial statements with fiscal years beginning after
     December 15, 1997. SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate. At
     December 31, 1998, the Company did not report any segment information as operations and business activity are considered one unit. Adoption of SFAS

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     131 did not have an impact on the Company's financial position, results of operations and cash flows.



     USE  OF  ESTIMATES  IN  THE  PREPARATION  OF
     FINANCIAL  STATEMENTS

     The  preparation  of  the  Company's
     consolidated  financial  statements  in
     conformity  with  generally  accepted
     accounting  principles  requires  the
     Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.     SUMMARY  OF  SIGNIFICANT     NEW  ACCOUNTING  PRONOUNCEMENTS
     ACCOUNTING
     POLICIES     Statement  of  Financial  Accounting
     (CONTINUED)     Standards  No.  132  ("SFAS  132"),
     "Employers' Disclosures about Pensions and Other Postretirement Benefits," issued by the Financial Accounting
     Standards  Board  is  effective  for
     financial statements with fiscal years beginning after December 15, 1997.
     This  statement  revises  employers'
     disclosures  about  pension  and  other
     postretirement benefit plans. It does not change the measurement or recognition of those plans. Adoption of SFAS 132 did not have an impact on its financial position, results of operations and cash flows.

     Statement  of  Financial  Accounting
     Standards  No.  133  ("SFAS  133"),
     "Accounting for Derivative Instruments and Hedging Activities," issued by the Financial Accounting Standards Board is effective for fiscal years beginning after June 15, 1999. SFAS
     133  requires  companies  to  recognize
     all  derivative  contracts  as  either
     assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The
     Company  does  not  expect  adoption  of

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     SFAS 133 to have an effect on its financial position, or results of operations and any effect will be limited to the form and content of its disclosures.

     RECLASSIFICATIONS

     Certain  reclassifications  have  been
     made to the prior year statements to conform to the 1998 presentation. Such reclassifications had no effect on the previously reported net loss.

3.     LIQUIDITY  AND  GOING  CONCERN     The  accompanying  consolidated
     financial  statements  have  been
     prepared  assuming  that  the  Company
     will  continue  as  a  going  concern,
     which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company's ability to

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.     LIQUIDITY  AND  GOING  CONCERN     continue as a going concern because of
     (CONTINUED)     the  magnitude  of  its  losses  during
     the  past  three  years,  ($1,723,647),
     ($1,824,199)  and  ($1,172,840)  in  1998,
     1997  and  1996,  and  an  accumulated
     deficit  of  ($17,956,980)  at  December
     31,  1998.  The  Company's  continued
     existence  is  dependent  upon  its
     ability to raise substantial capital, to increase sales, to significantly improve operations, and ultimately become profitable.

     The  Company  believes  that  future
     investments and certain sales-related efforts will provide sufficient cash flow for it to continue as a going concern in its present form. However, there can be no assurance that the Company will achieve such results.
     Accordingly,  the  consolidated
     financial  statements  do  not  include
     any  adjustments  related  to  the
     recoverability  and  classification  of
     recorded asset amounts or the amount and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern.

4.  INVENTORIES

     Inventories  consist  of  the  following at:


December 31,                                         1998                   1997
--------------------------------------------------------------------------------
Raw materials                                    $350,147               $118,009
Work-in-process                                    23,703                 14,974
Finished goods                                     34,793                 23,472
--------------------------------------------------------------------------------
                                                 $408,643               $156,455
================================================================================

     The above balances are presented net of total inventory reserves of approximately $63,000 and $154,000 in
     1998  and  1997,  respectively.


                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Allowance  activity  is  as  follows:



Balance  at January 1, 1997                                            $ 362,000
1997 Write-offs                                                        (305,000)
Additional  reserve recorded                                              97,000
-------------------------------------------------------------------------------
Balance  at December 31, 1997                                            154,000
1998 Write-offs                                                         (91,000)
-------------------------------------------------------------------------------
Balance  at December 31, 1998                                             63,000
===============================================================================


     In 1997 and 1996, the Company wrote down inventory by approximately
     $97,000 and $73,000, respectively, to reflect lower of cost or market pricing.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.   PROPERTY           Property  and  equipment  consist  of  the
     AND  EQUIPMENT     following:

December 31,                                           1998                 1997
--------------------------------------------------------------------------------
Manufacturing equipment                          $1,639,469           $  979,028
Dies and molds                                      166,866              153,399
Computer equipment                                   62,673               63,782
Quality control lab                                 102,035                   --
Office equipment                                    100,237               56,654
Vehicles                                             12,730               12,730
Construction in Progress                                 --              404,652
--------------------------------------------------------------------------------

                                                  2,084,010            1,670,245

Less accumulated depreciation                     1,273,552            1,129,585
--------------------------------------------------------------------------------
                                                 $  810,458           $  540,660
================================================================================

     Depreciation and amortization expense for property and equipment charged to operations for the years ended
     December  31,  1998,  1997  and  1996  was
     $143,967,  $80,160  and  $121,854,
     respectively.

6.  INTANGIBLE  ASSETS     Intangible  assets  consist  of  the
                           following  at:

December 31,                                               1998             1997
--------------------------------------------------------------------------------
Patents                                                $657,142         $623,478
Trademarks                                                3,157            3,157
Rights to patent and trademark royalties                 85,146           85,146
--------------------------------------------------------------------------------

                                                        745,445          711,781

Less accumulated amortization                           511,836          436,739
--------------------------------------------------------------------------------

                                                       $233,609         $275,042
================================================================================

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Amortization  expense  for  intangible
     assets  charged  to  operations  for  the
     years  ended  December  31,  1998,  1997
     and  1996  was  $75,097,  $70,240  and
     $87,240,  respectively.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7.     DUE  TO  RELATED  PARTY

     The  amount  due  to  related  party
     consists  of  fees  payable  to,
     and  non-interest  bearing  advances
     from, a former director. During 1997, $126,000 of the outstanding balance was converted to 863,100 shares of common stock. In 1998, additional fees of $31,500 were incurred, and all remaining outstanding debt was settled in exchange for 2,566,706 shares at $0.10 per share.

8.   LOAN  PAYABLE  -  RELATED  PARTY

     In January 1997, the Company entered
     into an agreement with an affiliate of a related party by which the Company can borrow up to $150,000. Interest payments at 8.5% per annum are due monthly, and any borrowings are secured by the Company's assets. The outstanding loan payable became due and payable on June 1, 1998. In
     December  1998,  the  Company  issued
     435,289 shares at a value of $0.10 per share in full settlement of the outstanding debt plus accrued interest.

9.     CONVERTIBLE  SUBORDINATED  DEBENTURE

     In  1991,  the  Company  issued  a
     $1,500,000  convertible  subordinated
     debenture  due  October  31,  1996.  In
     February  1994,  a  principal  payment  of
     $250,000  was  made.  On  May  15,  1996
     this  debenture  was  modified  and
     extended  to  October  31,  1997.

     On May 29, 1997, the debenture was converted into 2,300,000 shares of common stock of the Company and 2,300,000 detachable nontransferable warrants. Two warrants entitle the lender to purchase one additional common share of the Company. The exercise price of each warrant is $0.54 for the first year ended May 29, 1998 and $0.62 for the second year ended May 29, 1999.

                                      F-25


                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In November 1998, the Company's board of directors amended the warrants to be convertible on a one for one basis at a price of $0.15 per share up to the expiration date (see Note 12).

     In December 1998, the lender exercised the entire 2,300,000 warrants at the amended price of $0.15 per share.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



10.  NOTES  PAYABLE     Notes  payable  consist  of  the
     following:

December  31,                                      1998            1997
-------------------------------------------------------------------------
$100,000  unsecured,  non-interest  bearing
   installment  note  payable  to  an
   insurance  company  with  monthly
   payments  of  $5,000  through  December
   10,  1997,  principal  is  past  due            $    --      $  31,500

$50,000  unsecured  note  bearing  interest
   at  8%,  due  May  1998                              --         50,000
-------------------------------------------------------------------------
                                                        --         81,500
Less  current  portion                                  --        (81,500)
-------------------------------------------------------------------------

                                                   $    --      $      --
=========================================================================

     During  1998,  the  Company  paid  $23,000
     in full settlement of the outstanding installment note payable and recognized a gain of $8,500, which is included in "Extraordinary Item" in the consolidated statements of operations (see Note 11).

     In  December  1998,  the  Company  issued
     568,000 shares at a value of $0.10 per share in full settlement of the interest-bearing note payable, plus accrued interest (see Note 12).

11.     EXTRAORDINARY     During  the  fourth  quarter  of  1998,
     ITEM     the  Company  paid  approximately
     $190,000 in full settlement of various accounts payables and other accrued expenses totaling approximately
     $434,000  and  recognized  an
     extraordinary  gain  of  $244,000,  or
     $0.01 per share. There was no income tax effect due to the Company's current year net loss and related valuation allowance.
                                      F-27


                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The  Company  did  not  recognize  any
     gains or losses on the issuance of stock in full settlement of debts as described in Notes 7, 8, 10 and 12 as the fair value of the equity interest granted was equivalent to the carrying amount of the settled debts.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



12.     STOCKHOLDERS'  EQUITY     COMMON  STOCK

     During 1998, the Company completed six private placements for a total of 10,112,500 shares and received total net proceeds of approximately
     $925,000,  net  of  expenses  of  $81,423.

     During  1997  and  1996,  the  Company
     issued  10,375,039  and  7,477,778  shares
     of  common  stock  through  private
     placements, receiving net proceeds of approximately $1,600,000 and
     $1,000,000  after  expenses.


     In  1998,  1997  and  1996,  the  Company
     issued  a  total  of  10,639,948,
     1,809,100  and  310,564  common  shares,
     which  includes  shares  also  disclosed
     in  Notes  7,  8  and  10,  in  full
     settlement  of  various  debts  amounting
     to  approximately  $1,084,000,  $287,000
     and  $111,000.  The  Company  did  not
     recognize any gains or losses on the conversion as the fair value of the equity interest granted was equivalent to the carrying amount of the settled debts.


     STOCK  OPTIONS

     The  Company  has  issued  options  to
     purchase  common  stock  to  certain
     officers, employees and others under various stock option plans for services performed and to be performed. Some options require continued employment.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Option  activity  is  as  follows:

                                        Number  of         Weighted  Average
                                          Shares             Exercise  Price
----------------------------------------------------------------------------
Outstanding  at  January  1,  1996       1,252,500             $   0.22
     Granted                               565,000                 0.25
     Expired/canceled                     (850,000)                0.23
----------------------------------------------------------------------------

Outstanding  at  December  31,  1996       967,500                 0.23
     Granted                             2,977,500                 0.17
     Exercised                             (57,500)                0.14
     Expired/canceled                      (90,000)                0.27
----------------------------------------------------------------------------

Outstanding  at  December  31,  1997     3,797,500                 0.18
     Granted                             2,830,000                 0.18
     Exercised                                  --                   --
     Expired/canceled                   (2,757,500)                0.16
-----------------------------------------------------------------------

Outstanding  at  December  31,  1998     3,870,000             $   0.19
=======================================================================
Exercisable  at  December  31,  1998     3,515,000             $   0.19
=======================================================================

                                      F-30

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



12   STOCKHOLDERS'  EQUITY     STOCK  OPTIONS
     (CONTINUED)

     Information relating to stock options at December 31, 1998 summarized by exercise price are as follows:

                             Outstanding                       Exercisable
                 -----------------------------------    ------------------------
                                 Weighted Average            Weighted Average
                 -----------------------------------    ------------------------
                              Remaining
Exercise Price                  Life        Exercise                    Exercise
Per Share         Shares      (Months)       Price         Shares        Price
---------------------------------------------------------------------------------
$   0.15        1,400,000        59        $   0.15     1,400,000        $   0.15
$   0.16          225,000        43        $   0.16       225,000        $   0.16

$   0.18          405,000        42        $   0.18        50,000        $   0.18
$   0.19           32,500        41        $   0.19        32,500        $   0.19
$   0.20          700,000        48        $   0.20       700,000        $   0.20

$   0.21          730,000        54        $   0.21       730,000        $   0.21
$   0.22           82,500        25        $   0.22        82,500        $   0.22
$   0.23          180,000        50        $   0.23       180,000        $   0.23

$   0.26           15,000        24        $   0.26        15,000        $   0.26
$   0.39          100,000        47        $   0.39       100,000        $   0.39
---------------------------------------------------------------------------------

                3,870,000        52        $   0.19     3,515,000        $   0.19
=================================================================================

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     PRO  FORMA  INFORMATION

     In  accordance  with  SFAS  123  and
     described  in  Note  2,  the  Company
     continues to account for stock-based compensation utilizing the intrinsic value method prescribed by APB 25. Had compensation cost for stock options issued to employees been determined based on the fair value at grant dates consistent with the method of SFAS
     123, the Company's net loss and net loss per share would have increased to the pro forma amounts presented below:

December 31,                                      1998                    1997                  1996
-----------------------------------------------------------------------------------------------------
Net loss, as reported                    $   (1,723,647)        $   (1,824,199)        $   (1,172,840)

Net loss, pro forma                          (1,900,179)            (2,265,081)            (1,207,016)

Loss per common share - basic and
diluted, as reported                     $         (.04)        $         (.06)        $         (.06)

Loss per common share - basic and
diluted, pro forma                       $         (.04)        $         (.07)        $         (.06)

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.     STOCKHOLDERS'  EQUITY  (CONTINUED)

     The  fair  value  of  each  option  is
     estimated  on  the  date  of  grant  using
     the  Black-Scholes  option-pricing  model
     using  the  following  weighted-average
     assumptions:  expected  volatility  of
     106%,  130%  and  149%  in  1998,  1997  and
     1996,  respectively,  an  expected  life
     of  five  years  in  1998  and  two  years  in
     1997  and  1996,  no  dividends  would  be
     declared  during  the  expected  term  of
     the  options,  risk-free  interest  rate
     of  5.01%,  6.1%  and  5.3%  for  1998,  1997
     and  1996,  respectively.

     The  weighted  average  fair  value  of
     stock  options  granted  to  employees
     during  1998,  1997  and  1996  was  $0.16,
     $0.16  and  $0.21,  respectively.

     WARRANTS

     During 1998, 1997 and 1996 the Company issued 10,112,500, 10,375,039 and
     7,477,778  shares  of  common  stock
     through private placements. Each share issued had attached a share purchase warrant to purchase one additional share of common stock for a period of two years.

     During  1998  and  1997,  The  Company
     issued  a  total  of  5,200,000  and
     2,250,000 shares at various per share prices upon the exercise of warrants by various shareholders.

     In  November  1998,  the  Company's  board
     of  directors  revalued  22,487,539
     outstanding warrants based on the fair value of the stock, and amended the exercise price to $0.15 per share up to the expiration date. As a result, interest expense of $126,073 was recognized in the current year.

     Outstanding  and  exercisable  warrants
     at December 31, 1998 to acquire the Company's stock, held primarily by existing stockholders, are as follows:

    Warrants     Exercise  Price        Expiration  Date
---------------------------------------------------------
     276,053         $0.15             July  9,  1999
   2,500,000         $0.15             September  18,  1999
   1,529,777         $0.15             September  21,  1999
   3,500,000         $0.15             October  28,  1999
     369,209         $0.15             November  4,  1999
   1,312,500         $0.15             January  28,  2000
   4,000,000         $0.15             March  25,  2000
     500,000         $0.15             October  3,  2000
     800,000         $0.15             October  3,  2000
   1,500,000         $0.15             October  3,  2000
   2,000,000         $0.15             October  3,  2000


                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



13.     INCOME  TAXES

     Income  taxes  are  accounted  for  in
     accordance  with  SFAS  No.  109.  At
     December 31, 1998, the Company has a net operating loss carryforward (NOL) of approximately $16,400,000 for federal tax purposes. At December 31, 1998, the Company has a deferred tax asset of approximately $6,800,000, which primarily relates to net operating losses. A 100% valuation allowance has been established as management cannot determine whether it is more likely than not that the deferred tax asset will be realized.
     The  NOLs  expire  as  follows:

Year  ending  December  31,
------------------------------------------------------------
          2007                                  $  5,400,000
          2008                                     2,000,000
          2009                                     2,300,000
          2010                                     1,400,000
          2011                                     1,700,000
          2012                                     2,200,000
          2018                                     1,400,000
------------------------------------------------------------
          Total                                $  16,400,000
============================================================

     The  Company's  net  operating  loss
     carryforwards may be limited due to ownership changes as defined under
     Section  382  of  the  Internal  Revenue
     Code  of  1986.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.     COMMITMENTS  AND  CONTINGENCIES   LEASE  COMMITMENTS

     Minimum  lease  commitments  under
     noncancelable  operating  lease
     agreements  are  as  follows:

Year  ending  December  31,
----------------------------------------------------
         1999                             $  125,482
         2000                                 54,384
         2001                                  3,656
         2002                                  2,438
----------------------------------------------------

         Total                            $  185,960
====================================================

     Rent  expense  was  $142,987,  $140,788
     and  $140,800  for  the  years  ended
     December  31,  1998,  1997  and  1996,
     respectively.

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



14.  COMMITMENTS  AND  CONTINGENCIES   ROYALTY  AGREEMENTS
     (CONTINUED)

     The  Company  is  required  to  pay
     royalties related to certain patents and trademarks. Total expense related to these agreements was $3,991 in 1998, $1,726 in 1997 and $7,674 in
     1996.

     ESCROW  AGREEMENT

     In 1991, certain stockholders of the Company entered into an escrow agreement under which a total of approximately 4.5 million shares of the Company's common stock was placed in escrow. The shares are entitled to be released from escrow based on the performance of the Company as measured by cash flow (as defined by the agreement) and certain other conditions. While the shares are in escrow, the stockholders waive their rights to receive dividends or participate in the distribution of assets upon a winding up of the Company. Any shares remaining in escrow at December 31, 1999 will be canceled by the Company. As of December 31, 1998, all such shares remain in escrow. These shares are included in the number of shares outstanding in each of the two years ended 1998. However, these shares have been excluded from the computation of basic and diluted loss per share for each of the three years ended 1998 as the necessary conditions have not yet been satisfied.

     EMPLOYMENT  AGREEMENTS

     In August 1994, the Company entered into an employment agreement with one employee under which the Company is obligated to pay 50 percent of base

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     salary  plus  insurance  benefits  for  a
     period  of  two  years  in  case  of
     permanent  disability.  The  annual  base
     salary  is  $72,000  plus  1  percent  of
     quarterly  gross  sales  payables,  in
     addition  to  other  benefits.  In  the
     event  the  Company  terminates  the
     agreement  without  cause,  it  will  be
     required  to  pay  up  to  15  months
     compensation.  In  July  1998,  the
     Company  entered  into  two  5-year
     employment  agreements  with  employees
     of  the  Company.  These  agreements  are
     subject  to  the  same  conditions  as
     described  above,  except  that  severance
     payments  may  be  as  much  as  up  to  18
     months'  compensation.  The  current
     salaries  under  these  agreements  are
     $168,000  and  $43,000  per  annum  for
     each  employee.

     A former employee of the Company is seeking a severance payment of
     $101,500 per terms of his employment agreement, which was voluntarily terminated in November 1998. The parties have agreed to arbitration scheduled to take place on a future date. The Company has established a liability for the entire amount at December 31, 1998.


15.  SIGNIFICANT  CONCENTRATIONS OF  CREDIT  RISK,
     OF  CREDIT  RISK, MAJOR  CUSTOMERS AND  OTHER  RISKS
     AND  UNCERTAINTIES

     The Company operates primarily in one industry segment: developing, manufacturing and distributing of inflatable commercial packaging systems. The Company's sales are primarily to companies producing
     Silicon wafers and computer chips in California, Arizona, Oregon, Colorado and Texas in the United States, Denmark and the U.K. in Europe, and Singapore in Asia. Sales to

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     unaffiliated customers which represent more than 10% of the Company's net sales for 1998, 1997 and 1996 were as follows:

December  31,                     1998     1997      1996
-----------------------------------------------------------
     Customer
          A                       15%      22%       --
          B                       --       13%       --
          C                       31%      --%       13%
          D                       18%      --        --

     The following tables set forth below information regarding the Company's foreign operations:

                         Sales to Unaffiliated Customers

                                         YEAR
                      ------------------------------------------
                         1998           1997           1996(1)
                      ----------     ----------      -----------
United  States           $366,177       $295,116        $ 547,391
Europe                  $223,619       $  45,508        $  80,629
Asia                    $132,472             --         $  12,054
                        --------       --------          --------
                        $722,268       $340,624          $640,074
                        ========       ========          ========

(1) In 1996, a discontinued inventory of Puff Pac Gift Wrap was sold in connection with the discontinuance of this product, resulting in nonrecurring sales of $208,419, which are included in this figure.

                                 Operating Loss

                                         YEAR
                      ------------------------------------------
                         1998           1997           1996(1)
                      ----------    -----------      -----------
United  States       $  (928,135)   $(1,590,239)     $  (947,574)
Europe               $  (564,160)   $  (237,622)     $  (144,923)
Asia                 $  (327,577)            --      $   (22,296)
                     -----------    -----------      -----------
                     $(1,819,872)   $(1,827,861)     $(1,114,793)
                     ===========    ===========      ===========

(1) In 1996, the entire inventory of Puff Pac Gift Wrap was sold in connection with the discontinuance of this product, resulting in nonrecurring sales of $208,419, which are included in this figure.

                                      F-39

                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All identifiable Assets of the Company are located within the U.S.

     Financial  instruments  that  subject  the
     Company  to  credit  risk  consist
     primarily  of  accounts  receivable.  The
     Company  frequently  makes  large  credit
     sales  to  customers.  At  December  31,
     1998  and  1997,  approximately  $69,400
     or  72%  and  $24,700  or  64%  of  the
     Company's accounts receivable were due from three customers, respectively.

16.  RELATED  PARTY  TRANSACTIONS

     The  Company  issued  4,758,330  and
     1,277,778  shares  of  common  stock  to  a
     related  party  through  a  private
     placement  for  net  proceeds  of  $635,769
     and  $200,242  during  1997  and  1996,
     respectively  (See  also  Note  7).

     During  1997,  the  Company  issued
     3,500,000 shares of common stock to an affiliate of a related party through a private placement for net proceeds of $548,742 (See also Note 8).

     During 1997 and 1996, the Company was billed $126,000 for fees due to a related party related to private placements (See Note 7).

     During  1998,  the  Company  issued
     810,000 shares of its common stock to the Chief Executive Officer in exchange for salary expenses of
     $81,000. The transaction was based on the fair value of the stock on the date the services were rendered.


                                      F-40


                        AIR PACKAGING TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     The  President  and  Chairman  of  the
     Board  of  Schmitt  Industries,  Inc.,  who
     is  also  a  director  of  the  company,
     acquired  an  aggregate  of  12,080,000
     shares of common stock in 1998 from another principal shareholder.

17.  RECONCILIATION  TO  CANADIAN  INCOME  TAXES GAAP

     Under Canadian GAAP, income taxes are accounted for using the deferral method. The Company's financial statements are presented using the liability method in accordance with
     SFAS 109. There would be no material differences in these financial statements if the deferral method were adopted.

     STOCK-BASED  COMPENSATION

     Canadian  GAAP  does  not  specifically
     address  recognition  of  compensation
     related to stock options, however, in practice, no recognition is usually given. The Company's financial statements are presented using the intrinsic value method and include pro forma disclosures using the fair value method in accordance with SFAS 123.
     There would be no material differences in these financial statements, except that the pro forma information in Note
     10  would  not  be  included,  if  no
     recognition of compensation were given to stock options.

18.  SUBSEQUENT  EVENTS

     Subsequent to year end, the Company issued 2,500,000 shares at $0.15 per share upon the exercise of warrants by a shareholder.

                                      F-41

         AIR PACKAGING TECHNOLOGIES, INC. AND SUBISIDIARY
                 CONSOLIDATED BALANCE SHEET

                                                 NINE MONTHS
                                                  09/30/1999
                                                 (Unaudited)
                                                -------------
ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . .    1,064,178
Trade receivables, net of allowance of $22,630.      129,508
Inventories, net of reserve of $33,000. . . . .      607,519
Advances and prepaids . . . . . . . . . . . . .       32,289
                                                 ------------
     TOTAL CURRENT ASSETS . . . . . . . . . . .    1,833,494

Property and equipment, net of depreciation
    of $1,437,198 . . . . . . . . . . . . . . .      706,214
Intangible assets, net of amortization of
    of $558,280 . . . . . . . . . . . . . . . .      235,571
Deposits and other assets . . . . . . . . . . .      163,017
                                                 ------------

     TOTAL ASSETS . . . . . . . . . . . . . . .    2,938,296
                                                =============

CURRENT LIABILITIES
Accounts payable & accrued expenses . . . . . .      288,367
Deferred revenue. . . . . . . . . . . . . . . .       14,078
                                                 ------------
     TOTAL CURRENT LIABILITIES. . . . . . . . .      302,445

7% Convertible debenture. . . . . . . . . . . .    1,050,000
                                                 ------------
     TOTAL LONG TERM LIABILITIES. . . . . . . .    1,050,000

     TOTAL LIABILITIES. . . . . . . . . . . . .    1,352,445
                                                 ------------

Common stock, $.001 par value per share.
 Issued and outstanding  79,664,087 at
   September 30, 1999 . . . . . . . . . . . . .       79,664

Additional paid in capital. . . . . . . . . . .   20,793,329
Accumulated deficit . . . . . . . . . . . . . .  (19,287,142)
                                                 ------------
     TOTAL STOCKHOLDERS' EQUITY . . . . . . . .    1,585,851
                                                 ------------

     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY .    2,938,296
                                                 ============

F-42

       AIR PACKAGING TECHNOLOGIES, INC AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF OPERATIONS

                                     NINE MONTHS ENDED     NINE MONTHS ENDED
                                         09/30/1999           09/30/1998
                                        (Unaudited)           (Unaudited)
                                    --------------------  ------------------
Net sales. . . . . . . . . . . . .              712,759              456,107

Cost of sales. . . . . . . . . . .              650,406              260,048
                                    --------------------  -------------------

GROSS PROFIT . . . . . . . . . . .               62,353              196,059

OPERATING EXPENSES:
General, administrative and
     selling expenses. . . . . . .            1,396,747            1,172,684


Research and development . . . . .                1,177                6,676
                                    --------------------  -------------------
Total operating expenses . . . . .            1,397,924            1,179,360

LOSS FROM OPERATIONS . . . . . . .           (1,335,571)            (983,301)



Interest expense/(income). . . . .               (5,409)              15,379
                                    --------------------  -------------------



NET LOSS . . . . . . . . . . . . .           (1,330,162)            (998,680)
                                      ==================   ==================

LOSS PER COMMON SHARE:
     BASIC . . . . . . . . . . . .  $             (0.02)  $            (0.02)
                                    --------------------  -------------------
     DILUTED . . . . . . . . . . .  $             (0.02)  $            (0.02)
                                    --------------------  -------------------


WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:
     BASIC . . . . . . . . . . . .           71,747,437           43,615,930
                                    --------------------  -------------------
     DILUTED . . . . . . . . . . .           71,747,437           43,615,930
                                    --------------------  -------------------

F-43

              AIR PACKAGING TECHNOLOGIES, INC AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    NINE MONTHS ENDED   NINE MONTHS ENDED
                                                       09/30/1999           09/30/1998
                                                     (Unaudited)           (Unaudited)
                                                  -----------------    -------------------
Cash flows from operating activities:
  Net loss. . . . . . . . . . . . . . . . . . . .          (1,330,162)           (998,680)

  Adjustments to reconcile net loss to net
     cash used in operating activities:
     Allowance for doubtful accounts. . . . . . .                   -                   -
     Depreciation and amortization. . . . . . . .             210,089             148,630
                                                                                       -
     Provision for doubtful accounts. . . . . . .              17,500                 363
     Stock based consulting expense . . . . . . .              38,800                   -
     Increase (decrease) from changes in:
       Trade receivables. . . . . . . . . . . . .             (50,156)            (17,865)
       Inventories. . . . . . . . . . . . . . . .            (198,876)           (290,383)
       Advances and prepaids. . . . . . . . . . .              42,845             (49,988)
       Deposits and other assets. . . . . . . . .            (102,917)              6,774
      (Decrease) increase in:
       Accounts payable & accrued liabilities . .              18,473             103,090
       Accrued officers' salary . . . . . . . . .                   -              79,768
       Deferred revenue . . . . . . . . . . . . .               8,090                   -
       Due to related party . . . . . . . . . . .                   -              31,500
                                                   -------------------  ------------------

       Net cash used in operating activities. . .          (1,346,314)           (986,791)
                                                   -------------------  ------------------

Cash flows from investing activities:
  Purchases of property and equipment . . . . . .             (59,401)           (374,830)
  Patent expenditures . . . . . . . . . . . . . .             (48,406)            (30,882)
                                                   -------------------  ------------------
       Net cash used in investing activities. . .            (107,807)           (405,712)
                                                   -------------------  ------------------

Cash flows from financing activities:
  Net proceeds from private placements. . . . . .                   -             955,705
  Proceeds from exercise of warrants. . . . . . .           1,342,500             125,475
  Proceeds from convertible debenture . . . . . .           1,050,000                   -
  Proceeds from notes payable . . . . . . . . . .                   -             461,000
                                                                    -             (31,500)
                                                   -------------------  ------------------
       Net cash provided by financing activities.           2,392,500           1,510,680
                                                   -------------------  ------------------

Net increase in cash. . . . . . . . . . . . . . .             938,379             118,177

Cash, beginning of period . . . . . . . . . . . .             125,799              59,462
                                                   -------------------  ------------------

Cash, end of period . . . . . . . . . . . . . . .           1,064,178             177,639
                                                    ==================  ==================

Supplemental disclosure of
       cash flow information:
  Cash paid during the nine months for:
     Income taxes . . . . . . . . . . . . . . . .                 800                 800
     Interest . . . . . . . . . . . . . . . . . .                   -                   -

F-44

                        AIR PACKAGING TECHNOLOGIES, INC.
                        --------------------------------
                                 AND SUBSIDIARY
                                 --------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1999

NOTE  1  -  STATEMENT  OF  INFORMATION  FURNISHED
-------------------------------------------------

In the opinion of management the accompanying unaudited financial statements contain all adjustments (consisting only of normal and recurring accruals) necessary to present fairly the financial position as of September 30, 1999, and the results of operations and cash flows for the nine month periods ended September 30, 1999 and September 30, 1998. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's Annual Report and the Form 10 for the fiscal year ended December 31, 1998.

The results of operations for the nine month period ended September 30, 1999 are not necessarily indicative of the results to be expected for any other period or for the entire year.

Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included in the Company's Annual Report on Form 10 for the year ended December 31, 1998.

NOTE  2  -  EARNINGS  (LOSS)  PER  COMMON  SHARE
------------------------------------------------

The Company computes loss per common share under SFAS No. 128, "Earnings Per Share," which requires presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per common share is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings (loss) per common share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants, to issued common stock were exercised or converted into common stock. Common stock options and warrants were not included in the computation of diluted loss per common share for the nine months ended September 30, 1999 and September 30, 1998 because the effect would be antidilutive.
F-45

                        AIR PACKAGING TECHNOLOGIES, INC.
                        --------------------------------
                                 AND SUBSIDIARY
                                 --------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1999

NOTE  3  -  EXERCISE  OF  WARRANTS
----------------------------------

During the nine months ended September 30, 1999, the Company received $1,342,500 of cash related to a shareholder exercising 8,950,000 warrants at an exercise price of $0.15 per share. During the nine months ended September 30, 1998, the Company received approximately $125,000 of cash related to a shareholders exercising 1,000,000 warrants at an exercise price of $0.125 per share.

NOTE  4  -  STOCK  OPTIONS
--------------------------

The Board of Directors adopted a 1999 Non Qualified Key Man Stock Options plan on June 4, 1999. This Plan authorizes the issuance of up to 5,000,000 options to acquire shares of the Company's common stock at an exercise price of not less that 100% of fair market value at the date of grant, and with the addition of such additional terms at the date of grant as the Board of Directors determines. During the nine months ended September 30, 1999, the Company granted 1,350,000 stock options under this plan of which 1,000,000 were granted to officers of the Company and 350,000 were granted to a non-employee and the related consulting expense of $22,750 was recorded.

  The Board of Directors also approved a blanket reduction in the exercise price of all existing options which totalled 4,350,000, to an exercise price of $0.15 in June 1999. As a result, the Company recorded consulting expense of $16,050 for the re-pricing of options held by non-employees.

                        AIR PACKAGING TECHNOLOGIES, INC.
                        --------------------------------
                                 AND SUBSIDIARY
                                 --------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1999

NOTE  5  -  CONVERTIBLE  DEBENTURE
----------------------------------

During the nine months ended September 30, 1999 the Company issued $1,050,000 in four-year 7% convertible debentures. Subsequent to September 30, 1999, the Company issued an additional $450,000 in four-year 7% convertible debentures.

Under the terms of the agreement, the debenture can be converted into shares of the Company's Common Stock as follows:
(a) Convertible into common stock of the Company at anytime within two years of issue date at $0.15 per share
(b) Convertible into common stock of the Company at anytime between the first day of the third year and the last day of the fourth year after issue date at $0.25 per share
(c) Conversion feature expires at 12:00 midnight Los Angeles, California on the last day of the fourth year after the issue date

The debenture is payable in full if not converted upon surrender of debenture to Company no sooner than the first day of the fifth year after issue date.

Interest  at  7%  is  payable  annually  in  arrears.

 NOTE  6  -  LIQUIDITY  AND  GOING  CONCERN
-------------------------------------------

The consolidated financial statements as of September 30, 1999 have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company's ability to continue as a going concern because of the magnitude of the Company's losses during the past three years and during the nine months ended September 30, 1999 of ($1,723,647), ($1,824,199) and ($1,172,840) in 1998, 1997,
and 1996 and ($1,330,162) respectively, and an accumulated deficit of ($19,287,142) at September 30, 1999. The Company's continued existence is dependent upon its ability to raise additional capital, to increase sales, to significantly improve operations, and ultimately become profitable.

The Company believes that future investments and certain sales-related efforts will provide sufficient cash flow for it to continue as a going concern in its present form. However, there can be no assurance that the Company will achieve such results. Accordingly, the consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern.
F-47

                         AIR PACKAGING TECHNOLOGIES, INC
                         -------------------------------
                                 AND SUBSIDIARY
                                 --------------

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1999


NOTE  7  -  INVENTORIES
-----------------------

Inventories  consists  of  the  following  at:

                                    September  30,
                                            1999

     Raw  materials                    $  464,318
     Work-in-process                       23,594
     Finished  goods                      119,607
                                       ----------
                                       $  607,519
                                        =========


NOTE  8  -  CANCELLATION  OF  WARRANTS
--------------------------------------

During  1998,  1997  and  1996,  the  Company issued 10,112,500,  10,375,039 and
7,477,778 shares of common stock through private placements. Each share issued had attached a share purchase warrant to purchase one additional share of common stock for a period of two years. In September of 1999, the majority of the outstanding warrants were surrendered to the Company for cancellation by the remaining warrant-holders as a condition for the Company placing the four-year 7% convertible debentures. As of October 31, 1999, there were a total of 1,769,209 warrants outstanding each of which gives the warrant-holder the right to purchase one share of common stock of the Company at $0.15 per share through October 3, 2000, except for 369,209 of the warrants which expired November 4, 1999.

     TABLE  OF  CONTENTS


                                                 PAGE
                                                 ----

Prospectus  Summary                                 5
Forward  Looking  Statements                        6
Risk  Factors                                       6
The  Company                                       12
Use  of  Proceeds                                  13
Dilution                                           13
Selected  Consolidated  Financial  Data            13
Management's  Discussion  and  Analysis
  of  Financial  Condition  and Results of
  Operations                                       14
Business                                           23
Management                                         32
Security  Ownership  of  Certain  Beneficial
   Owners  and  Management                         36
Certain  Transactions                              37
Description  of  Securities  of  the  Company      40
Market  for  the  Company's  Common  Stock         41
Shares  Eligible  for  Future  Sales               42
Selling  Persons  and  Plan  of  Distribution      43
Indemnification  of  Directors  and  Officers      45
Changes  in  and  Disagreements with Accountants   46
Legal  Matters                                     46
Experts                                            46
Additional  Information                            47
Financial  Statements  and  Notes                 F-1

PART  II  --  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS


Item  13.  Other  Expenses  of  Issuance  and  Distribution

     Estimated expenses payable in connection with the sale of the Securities covered hereby are as follows:

     Registration  fee                                $    657.00

     NASD  filing  fee                                $    -0-

     Printing  and  engraving  expenses               $  1,000.00

     Legal  fees  and  expenses                       $ 25,000.00

     Accounting  fees  and  expenses                  $  5,000.00

     Blue  Sky  fees  and  expenses
                (including  legal  fees)                   -0-

     Transfer  agent  and  registrar
                 fees  and  expenses                       nil


     Miscellaneous                                         -0-
                                                        ==========
                                               Total  $  31,657.00


Item  14.  Indemnification  of  Directors  and  Officers

     Delaware General Corporation Law. The Registrant has statutory authority to indemnify its officers and directors. The applicable portions of the Delaware General Corporation Law (the "DOCL") state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action. suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding. had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine such indemnity is proper.

     Under the applicable provisions of the DGCI- any indemnification shall be made by the Registrant only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

(1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

(2) If such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) By the affirmative vote of a majority of the shares entitled to vote thereon.

     Certificate of Incorporation and Bylaws. The Registrant's Certificate of Incorporation eliminates the personal liability of the Registrant's directors for monetary for breach of their fiduciary duty of care as directors to the Registrant and its stockholders notwithstanding any provision of law imposing such liability. The Registrant's Certificate of Incorporation, however, does not eliminate liability of the Registrant's directors for (t) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for the unlawful payments of dividends or unlawful stock repurchase or redemption as provided in Section 174 of the DGCI, or (iv) for any transaction from which the director derived an improper personal benefit if such persons are parties to, or are threatened to be made parties to, certain proceedings by reason of their position as officers or directors of the Registrant. Article IV of the Registrant's By-Laws provides for the indemnification of the Registrant's directors, officers, employees and other agents The Registrant's Certificate of Incorporation and By-Laws, which are filed as Exhibit 3.1 and Exhibit 3.2 of the Registrant's Form 10, dated July 23, 1999, are hereby incorporated by reference.


Item  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In September and October of 1999, the Company successfully undertook the placement of $1,500,000 of 7% Senior Convertible Debentures due 2003. Each debentures provides for 7% annual interest payable in annual payments beginning June 30, 2000; are as a class senior in rights as to payment of interest and in liquidation rights to all other debentures, whether presently outstanding or issued in the future; are convertible into common stock of the Company at $.15 per share through and including September 30, 2001 and $.25 per share II-2 thereafter until maturity; and are due and payable in full, if not converted prior to, on September 30, 2003. These securities were sold pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D and/or Regulation S promulgated thereunder. In addition to the foregoing, the Company has sold the following unregistered securities:

                                    Class  of          Nature               Amount
                      Amount        Persons  to          of                   of              Exemption
Dates      Title       Sold         Whom  Sold       Consideration        Consideration        Claimed
-----      -----     ----------    -------------    ----------------      --------------   --------------
6/11/99     Common       3,350,000     1  Offshore         Cash               $  502,500            Reg  S
            Stock(3)                    Accredited
                                        Investor

4/26/99     Common       1,600,000     1  Offshore         Cash               $  240,000            Reg  S
            Stock(3)                    Accredited
                                         Investor

1/28/99     Common       2,466,667     1  Offshore         Cash               $  370,000         Rule  504
            Stock(3)                    Accredited                                                  and/or
                                         Investor                                                   Reg  S

1/28/99     Common          33,333     1  Offshore         Cash               $    5,000            Reg  S
             Stock                      Accredited
                                         Investor

1/15/99     Common       1,500,000     1  Offshore         Cash               $  150,000            Reg  S
            Stock &                    Accredited
           Warrants                     Investors
         (On a 1 for 1
           basis)

1/15/99     Common         500,000     1  Accredited       Cash               $   68,000        Section 4(2)
           Stock  &                    U.S. Investor
          Warrants
         (On a 1 for 1
           basis)

-------------------------------------------------------------------------------------------------------------

12/21/98    Common       4,200,000     1  Offshore         Cash                $   630,000        Rule 504
            Stock  (3)                 Accredited
                                        Investor

9/98  -
12/98       Common       10,431,561       Ten               Conversion of      $ 1,066,572          Reg  S
             Stock                      Offshore           Debt to Equity
                                                             Accredited
                                                             Investors




9/98        Common          208,387    1  Accredited       Conversion of         $  25,000       Section 4(2)
             Stock                      U.S. Investor        Debt  to
                                                              Equity

9/11/98     Common        1,000,000    1  Offshore             Cash              $   125,475         Reg  S
            Stock(3)                    Accredited
                                        Investor


1/98  -     Common        8,112,500     4  Offshore             Cash             $   985,657          Reg  S
12/98       Stock &                      Accredited
            Warrants                     Investors
          (On a 1 for 1
             basis)

---------------------------------------------------------------------------------------------------------

11/4/97     Common          369,209     1  U.S.                 Cash             $    99,723     Section 4(2)
            Stock  &                     Accredited
          Warrants(2)                    Investor
         (On a 1 for 1
            basis)

5/97  -     Common        2,250,000     3  Offshore             Cash             $    365,117         Reg  S
11/97       Stock(3)                     Accredited
                                         Investors

1/97  -     Common        1,809,580     3  Offshore        Conversion of         $    288,907         Reg  S
7/97         Stock                        Accredited         Debt  to
                                          Investors           Equity

1/97  -     Options to       57,500     4 Sophisticated        Bonus             $      9,539     Section  4(2)
12/97       Acquire                        Employees       Consideration
           Common  Stock                                   to  Employees

5/97        Convertible   2,300,000     1  Offshore             Cash             $  1,250,000          Reg  S
            Debenture(1)                 Accredited
                                         Investor

1/97  -     Common       10,005,830     4  Offshore             Cash             $    834,645          Reg  S
11/97      Stock &                        Accredited
           Warrants(2)                    Investors
           (On a 1 for 1
             basis)

-------------------------------------------------------------------------------------------------------------

5/96        Common         7,477,778     8  Offshore            Cash             $   1,235,638          Reg  S
12/96      Shares  (2)                    Accredited
          and Warrants                     Investors
         (On a 1 for 1
             basis)


7/96        Common           293,743     2  Offshore       Conversion of         $     108,555           Reg  S
            Stock                         Accredited        Debt  to Equity
                                          Investors


(1) 1,250,000 of the debt was converted on May 29, 1997, to 2,300,000 shares of Common Stock plus 2,300,000 Warrants exercisable at $0.15 per share, and expiring on May 29, 1999.

(2) Each Warrant provides the right to acquire one share of Common Stock at $0.15, and has a two year term.

(3) Issued in connection with the exercise of Warrants previously placed with offshore investors.



Item  16.  Exhibits  and  Financial  Statement  Schedules

(a)     Exhibits:

     The following exhibits are submitted herewith or incorporated by reference as indicated:


Exhibit
Number     Description
------     -----------

3.1*    -  Articles  of  Incorporation
3.2*    -  Bylaws
4.1     -  Included  in  Exhibits  3.1  and  3.2
4.2     -  Form  of  Debenture
5.1**   -  Opinion  Letter  from J. Garry McAllister as to legality of    shares
           being  registered.
10.1*   -  Lease  Agreement  for  plant  facilities
10.2*   -  (a)  1.  Employment  Agreement  with  Garvin  McMinn
           (a)  2.  Amendment  to  Employment  Contract  with  Garvin  McMinn
           (b)  1.  Employment  Contract  with  CFO  Janet  Maxey
           (b)  2.  Amendment  to  Employment  Contract  with  CFO  Janet
                    Maxey
           (c)  1.  Senior  Executive  Contract  with  Vice  President
                    Elwood  Trotter
           (c)  2.  Amendment  to  Employment  Contract  with  Vice
                    President  Elwood  Trotter
10.3*   -  Form  of  Option  Certificate  delivered  to  certain  Key
           Employees  in  connection  with  the  Grant  of
           Individual  Options  to  said  Employees
10.4*   -  Patent  Royalty  Agreement  between  Puff  Pac,  Ltd.
           (the  Company's  predecessor),  and  Puff  Pac  People.
10.5*   -  1999  Non-Qualified  Key  Man  Stock  Option  Plan
16      -  Letter  re  Change  in  Certifying  Accountant

22      -  Subsidiaries  of  the  Registrant

       Name                         Domicile

  Puff  Pac  Industries     (Canada)  Inc.  (inactive)      Canada

23.1     - Report and Consent Independent  Auditors - Hein & Associates LLP
23.2     - Consent of Independent Certified Public Accountants - BDO Seidman LLP
23.3**   - Consent  of  J.  Garry  McAllister  (included  in  Exhibit  5.1)
24.1     - Power  of Attorney is contained on Page II- 7   of the  Registration
            Statement.
------------------------------
* Documents previously filed by the Registrant on Amended Form 10, filed July 23, 1999, and incorporated by this reference.
**  To  be  filed  by  amendment.



Item  17.  Undertakings
     Insofar as indemnification for liabilities arising under the Securities Act of 1933. as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise. the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The  undersigned  Registrant  hereby  undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

(2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to provide to the Transfer Agent, upon conversion of the Convertible Notes (Debentures) for common stock as specified in the Convertible Notes, certificates in such denominations and registered in such names as required by said Convertible Note so as to allow the Transfer Agent to promptly deliver said certificates;

(5) that for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective; and.

(6) that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on Its behalf by the undersigned, thereunto duly authorized in the City of Valencia, State of California, on the 12th day of November, 1999.


                                        /s/
                                   __________________________
                                   Donald  Ochacher,  President

                                   POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Donald Ochacher and Janet Maxey, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S- I of

Air Packaging Technologies, Inc., and to file the same, with all exhibits thereto and other documents In connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all Intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the Following persons in the capacities and on the dates indicated.

     Signatures          Title                              Date
     ----------          -----                              ----


/s/ Donald Ochacher
____________________     President  and  Director     November  12,  1999
Donald  Ochacher


/s/ Janet Maxey
____________________     Chief  Financial  Officer    November  12,  1999
Janet  Maxey


Wayne Case/s/
____________________     Director                     November  12,  1999
Wayne  Case